ALPHA ALTERNATIVE ASSETS FUND

(formerly A3 Alternative Income Fund)

Shares of Beneficial Interest (AAACX and AACAX)

January 31, 2023, as amended October 2, 2023

Alpha Alternative Assets Fund (the “Fund”) is a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund. The Fund will offer to repurchase at least 5% of outstanding shares on a quarterly basis in accordance with the Fund’s repurchase policy. The repurchase offers are expected to be made in March, June, September, and December of each year, beginning with the initial repurchase offer conducted in March 2020. The Fund expects that the maximum time between a repurchase request deadline and the next date on which the Fund expects to commence the next quarterly repurchase offer to be approximately 90 days. Repurchase requests must be submitted by the deadline included in the Shareholder Notification as that term is defined in the “Quarterly Repurchases of Shares” section of this prospectus (the “Prospectus”). For more information on the Fund’s repurchase policies and risks, please see the “Repurchase Policy Risk” on page 38 and “Quarterly Repurchases of Shares” on page 49 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This Prospectus concisely provides the information that a prospective investor should know about the Fund before investing.  You are advised to read this Prospectus carefully and to retain it for future reference.  Additional information about the Fund, including a statement of additional information (“SAI”) dated January 31, 2023, has been filed with the Securities and Exchange Commission (“SEC”).  The table of contents of the SAI appears at Appendix A on page A-1 of this Prospectus. The SAI is available upon request and without charge by writing the Fund at c/o ALPS Fund Services, Inc. at 1290 Broadway, Suite 1000, Denver, CO 80203.  You may also request a free copy of the Fund’s SAI, annual and semi-annual reports, and other information about the Fund or make shareholder inquiries by calling (877) 774-7724 or by visiting the Fund’s website at www.funds.alphagrowthmgt.com. The SAI, which is incorporated by reference into (legally made a part of) this Prospectus, is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Prospective investors should not construe the contents of this Prospectus or the SAI as legal, tax, or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund for such investor.

Investment Objective.  The Fund’s investment objective is current income and long-term capital appreciation.

Securities Offered.  The Fund engages in a continuous offering of shares of beneficial interest of the Fund. The Fund has registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933 (the “Securities Act”) and is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its principal underwriter, ALPS Distributors, Inc. (the “Distributor”), under the terms of this Prospectus, an unlimited amount of shares of beneficial interest, at the net asset value (“NAV”) per share. As of December 1, 2022 the Fund simultaneously redesignated its outstanding and issued common shares as Class I shares and created its Class A shares on December 1, 2022. This prospectus relates to our Class A and Class I shares. Class I shares are not subject to a sales load or early withdrawal charges. Class A shares have a maximum sales load of 5.00% of the amount invested. The minimum initial investment is for Class I shares and Class A shares is $5,000 and $2,500, respectively. However, there is no initial or subsequent investment minimums for accounts maintained by financial institutions (such as registered investment advisers and trusts) for the benefit of their clients who purchase shares through (1) fee-based advisory programs; (2) employee benefit plans (e.g., 401(k) or 457(b) retirement plans; (3) investment platforms; and (4) consulting firms. In addition, there is no initial or subsequent investment minimum for Trustees or officers of the Fund, directors, officers and employees of Alpha Growth Management LLC (the “Adviser”) or ALPS Distributors, Inc. (the “Distributor”) or any of their affiliates. Minimum investment amounts may be waived in the discretion of the Fund or the Adviser. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use commercially reasonable efforts to sell the shares. See “Plan of Distribution.”

	Class I Shares	Class A Shares*
Price to Public	Current NAV	Current NAV Plus Applicable Sales Load
Maximum Sales Load	None	5.00%
Proceeds to Registrant	Current NAV	Amount Invested at Current Purchase Price Less Applicable Sales Load

*	Not available for purchase.

Investing in the Fund’s shares involves risks, including the following:

●	The Fund’s shares have limited pricing or performance history.
●	Shares of the Fund will not be listed on any securities exchange, which makes them inherently illiquid.
●	There is no secondary market for the Fund’s shares, and it is not anticipated that a secondary market will develop.
●	The shares of the Fund are not redeemable.
●	Although the Fund will offer to repurchase at least 5% of outstanding shares on a quarterly basis in accordance with the Fund’s repurchase policy, the Fund will not be required to repurchase shares at a shareholder’s option nor will shares be exchangeable for units, interests or shares of any security. The Fund is not required to extend, and shareholders should not expect the Fund’s Board of Trustees to authorize, repurchase offers in excess of 5% of outstanding shares.
●	The Fund invests primarily in “longevity based assets” for which returns may be difficult to predict because they are based on the life spans of individuals.
●	Regardless of how the Fund performs, an investor may not be able to sell or otherwise liquidate his or her shares whenever such investor would prefer and, except to the extent permitted under the quarterly repurchase offer, will be unable to reduce his or her exposure on any market downturn.
●	If and to the extent that a public trading market ever develops, shares of closed-end investment companies, such as the Fund, may have a tendency to trade frequently at a discount from their NAV per share and initial offering prices. An investment in the Fund’s shares is not suitable for investors who cannot tolerate risk of loss or who require liquidity, other than liquidity provided through the Fund’s repurchase policy.

See “Risk Factors” beginning on page 22 of this Prospectus.

Investment Adviser
Alpha Growth Management LLC

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
FUND EXPENSES	9
FINANCIAL HIGHLIGHTS	11
THE FUND	12
USE OF PROCEEDS	12
INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES	12
RISK FACTORS	22
MANAGEMENT OF THE FUND	43
DETERMINATION OF NET ASSET VALUE	46
CONFLICTS OF INTEREST	48
QUARTERLY REPURCHASES OF SHARES	49
DISTRIBUTION POLICY	51
DIVIDEND REINVESTMENT POLICY	52
U.S. FEDERAL INCOME TAX MATTERS	53
DESCRIPTION OF CAPITAL STRUCTURE AND SHARES	57
ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST	58
PLAN OF DISTRIBUTION	58
LEGAL MATTERS	63
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	63
ADDITIONAL INFORMATION	60
APPENDIX A: SAI TABLE OF CONTENTS	A-1

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus (the “Prospectus”) and in the statement of additional information (“SAI”), particularly the information set forth under the heading “Risk Factors.”

The Fund

Alpha Alternative Assets Fund (the “Fund”) is a continuously offered, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).  The Fund is an interval fund that will offer to make quarterly repurchases of the Fund’s shares at the net asset value (“NAV”) per share. See “Quarterly Repurchases of Shares.”

Closed-End Fund Structure. Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange and are subject to restrictions on transfer. Instead, the Fund will make quarterly repurchase offers to shareholders by offering to repurchase no less than 5% of the shares outstanding at NAV, which is discussed in more detail below. An investment in the Fund is suitable only for investors who can bear the risks associated with the quarterly repurchase offer and should be viewed as a long-term investment. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to the continuous out-flows.

Investor Suitability. An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.

Investment Objective and Policies

Investment Objective. The Fund’s investment objective is current income and long-term capital appreciation.

Investment Strategy.

The Fund seeks to achieve its investment objective by investing primarily in “longevity-based assets.” Longevity-based assets include financial instruments across a range of asset types, qualities, and sectors that produce returns contingent upon (i) the continued aging of the U.S. and global population, and (ii) individual life expectancies within the 70+ age cohort. Specifically, longevity-based assets consist primarily of derivatives of life insurance and annuity policies known as life settlements and structured settlements; a broader definition includes equity and debt securities of life insurance companies; pharmaceutical and medical patent royalties; and real estate based assets including reverse mortgages and tax liens (lending products used by homeowners as they age), real estate lending secured by senior housing, assisted living facilities, hospitals and other geriatric specific healthcare facilities.

The Fund may gain exposure to longevity-based assets by investing in the following types of instruments:

Structured Products: The Fund will primarily gain exposure to longevity-based assets through investments in debt or equity structured products, which are investment products that provide returns and/or income based on the performance of a particular asset or pool of assets. The Fund invests in debt or equity structured products that provide returns based on the performance of underlying portfolios of (i) life settlements, (ii) structured settlements and (iii) pharmaceutical and drug company royalties.

●    Life Settlements. Life settlements are sales to third parties of existing life insurance contracts for more than their cash surrender value but less than the net benefits to be paid under the policies. When the third party acquires such a contract, it pays the policy premiums in return for the expected receipt of the net benefit as the beneficiary under the policy. These policies are considered illiquid because they are bought and sold in a secondary market through life settlement agents. The Fund gains exposure to life settlement contracts through investments in structured products that are tied to a portfolio of life settlement contracts. The Fund does not purchase individual life insurance policies or life settlement policies and does not operate as a life settlement provider or agent.

●    Structured Settlements. A structured settlement is either a payment agreement or an annuity designed to compensate a successful plaintiff in a lawsuit. Instead of receiving a lump sum payment, the plaintiff agrees to periodic payments over a fixed time determined by the life expectancy of the plaintiff, or periodic payments for the duration of the plaintiff’s life. The Fund gains exposure to structured settlements through investments in structured products that are tied to a portfolio of structured settlements. The Fund does not purchase the right to settlement proceeds from individual plaintiffs.

●    Private Debt. Includes loans and similar investments typically made in private companies that are negotiated directly with the borrower, including first and second lien senior secured loans, hybrid loans (i.e., a combination of senior and subordinated debt), unsecured debt, and subordinated debt. Private debt will also include alternative lending arrangements such as pre-settlement financing for individual life settlements, lending facilities to life and annuity settlement investors, loans to premium finance lenders and securitized royalty contracts for pharmaceuticals.

Real Estate: Includes equity investments in legal entities (e.g., partnerships and limited liability companies) that hold underlying properties in the senior living sector. Investments may also be made in the debt, preferred equity or mortgages relating to such properties.

Private Funds: Includes investment in private equity funds, hedge funds or other private funds that are exempt from registration as investment companies under Sections 3(c)(1) and 3(c)(7) of the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund may invest up to 15% of its assets (defined as net assets plus borrowing for investment purposes) in private funds.

Public Securities: Includes common stock and preferred stock of publicly traded companies, public debt, and investments in real estate investment trusts (“REITs”).

The Fund may also gain exposure to longevity-based assets through investments made through the Fund’s wholly owned subsidiary.

The Fund invests in securities of issuers without restriction as to market capitalization, credit quality, structure or maturity. The majority of the Fund’s investments will be in investments that are not publicly traded or are traded in over-the-counter markets that have less liquidity than exchange-traded securities. Consequently, at any time, the majority of the Fund’s investments will be illiquid. In addition, the debt securities that the Fund invests in may be below-investment grade (commonly known as “junk”) or unrated by rating agencies. The Fund intends to concentrate its investments (i.e., under normal circumstances, invest 25% or more of its total assets) in the insurance industry.

Because the settlement time for certain longevity-based assets, in particular structured products based on life settlements and structured settlements, can be extensive, and in order to maintain liquidity of the Fund and enhance returns, the Adviser allocates uninvested cash (typically up to 20% of the portfolio) to the investment sub-adviser, Haven Asset Management (Interval Funds) LLC (“Haven” or the “Sub-Adviser”) to invest in highly liquid, high yield securities. The Sub-Adviser invests this portion of the portfolio in liquid traded instruments with attractive yields and a high degree of diversification, including without limitation corporate debt, structured products, municipal bonds, bank debt and preferred stock. In selecting investments for this portion of the portfolio, the Sub-Adviser will focus on investments that pay cash interest or a cash dividend. The Fund, with respect to the portion of the portfolio managed by the Sub-Adviser, may employ leverage, including borrowing from banks, in an amount of up to 33-1/3% of the Fund’s assets (defined as net assets plus borrowings).

Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes), in alternative assets. The Fund defines alternative assets as securities and other financial instruments that are alternatives to traditional stocks and bonds, including (i) those issued by business development companies (“BDCs”), limited partnerships, limited liability companies, master limited partnerships (“MLPs”), private companies, private funds, and REITs and other real estate related companies, and (ii) instruments commonly known as asset backed securities, bank debt, collateralized debt obligations (“CDOs”), collateralized loan obligations (“CLOs”), equipment trust certificates, private debt, royalties and structured products.

The Fund may invest up to 25% of its total assets in a wholly owned and controlled subsidiary, Alpha Alternative Assets (Cayman) Limited (the “Subsidiary”). The Subsidiary is based in the Cayman Islands. The Subsidiary invests primarily in financial instruments that are not easily defined as qualifying income producing securities for purposes of qualifying as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986 (the “Code”). When viewed on a consolidated basis, the Subsidiary is subject to the same principal investment strategies, risks, and investment restrictions as the Fund, the Fund will consolidate the Subsidiary for purposes of financial statements, leverage and concentration. The Fund and the Subsidiary will test for compliance with applicable investment restrictions, such as capital structure and leverage requirements, on a consolidated basis and comply with investment policy disclosure requirements under the 1940 Act on a similar basis. The Subsidiary's advisory contracts will be subject to the same regulatory review by the Board applicable to the Fund's contracts. The Subsidiary also is subject to the Fund's compliance program. The Section 17 requirements (e.g., transactions involving affiliated persons, custody requirements) are covered by the Fund's compliance program. The Fund's Subsidiary, under management by the Adviser, is subject to the Section 17 requirements as addressed by the compliance program to the same extent as the Fund. The custodian of the Subsidiary's assets is UMB Bank, N.A.

See “Investment Objectives, Policies and Strategies” for further information on the Fund’s investment strategies and portfolio composition.

Investment Adviser.  Alpha Growth Management, LLC, located at 500 Newport Center Drive, Ste. 680, Newport Beach, California 92660, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser was formed in November 2021 and is a wholly-owned subsidiary of Alpha Growth PLC. Alpha Growth PLC is a financial advisory business headquartered in the United Kingdom. As of December 31, 2022, Alpha Growth PLC had approximately $700 million of assets under management.

Investment Sub-Adviser. Haven Asset Management (Interval Funds) LLC, located at 537 Steamboat Road, Suite 302, Greenwich, Connecticut 06830, serves as investment sub-adviser to the Fund. The Sub-Adviser is registered with the SEC under the Advisers Act. The Sub-Adviser was formed in September 2021.

See “Investment Objectives, Policies and Strategies” for further information on the Fund’s investment strategies and portfolio composition. The Fund’s investment objective, non-fundamental policies and strategies, including its targeted asset classes, may be changed from time to time without a vote of the Fund’s shareholders.

Summary of Risks

Summary of Risks. Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. See “Risk Factors.”

●	The Adviser is newly-formed and has not previously managed a registered investment company;

●	An investment in the Fund involves the risk of possibly losing the entire principal amount invested in the Fund due to unpredictable market conditions;

●	The Fund may be materially affected by market, economic and political conditions globally, including the COVID 19 pandemic, and in the jurisdictions and sectors in which it invests;

●	Increases in interest rates generally will cause the Fund’s fixed-rate debt securities to decline in price;

●	Investments in debt securities with longer terms to maturity are subject to greater volatility than investments in shorter-term obligations;

●	The Fund’s investments in various types of debt securities and instruments may be unsecured or unrated, are subject to the risk of non-payment, and may have speculative characteristics;

●	This is a “best efforts” offering, and if the Fund is unable to raise substantial funds, the Fund will be limited in the number and type of investments it may make and it may not achieve the economies of scale necessary to operate in a cost effective manner;

●	Subordinated investments in debt have lower priority in right of payment to any higher ranking obligations of the borrower, and the cash flow and assets of the borrower may be insufficient to meet scheduled payments after giving effect to any higher ranking obligations of the borrower;

●	The Fund’s use of leverage, such as borrowing money to purchase securities, will cause the Fund to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s underlying investments;

●	The Fund is subject to financial market risks, including changes in interest rates. Because the Fund may use debt to finance investments, changes in interest rates may have a material adverse effect on the Fund’s net investment income;

●	Below investment grade instruments may be particularly susceptible to economic downturns, which could cause losses;

●	During periods of declining interest rates, borrowers or issuers may exercise their option to prepay principal earlier than scheduled;

●	Certain investments will be exposed to the credit risk of the counterparties with whom the Fund deals;

●	The Fund invests primarily in “longevity based assets” for which returns may be difficult to predict because they are based on the life spans of individuals;

●	The Fund does not purchase individual life insurance policies or life settlements, however, the Fund may indirectly be exposed to the risk that in certain cases, the returns on an individual policy or settlement are dependent upon the credit risk of the insurance company, and bankruptcy of an insurance company can result in an extended collection process, or no collection at all;

●	The Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV;

●	The Fund may invest in illiquid and restricted securities that may be difficult to dispose of at a fair price when the Fund believes it is desirable to do so;

●	The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel and the loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund;

●	The Adviser will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s and its investment professionals’ time and resources between the Fund and other investment activities;

●	The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio;

●	Payment for quarterly repurchases of shares by the Fund may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover;

●	The Fund’s ability to enter into certain transactions with its affiliates will be restricted;

●	The valuation of securities or instruments that lack a central trading place (such as certain structured products, real estate, private equity, loans or fixed-income instruments) may carry greater risk than those which trade on an exchange;

●	The Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful;

●	Global economies and financial markets are becoming increasingly interconnected, and political, economic and other conditions and events (including, but not limited to, natural or man-made disasters, severe weather or geological events, fires, floods, earthquakes, outbreaks of disease (such as COVID-19), epidemics, pandemics, malicious acts, cyber-attacks, terrorist acts, social unrest or climate change and climate related events) in one country, region, or financial market may adversely impact issuers in a different country, region or financial market and may also adversely impact the performance of the Fund. Such events may result in, among other things, closing borders, exchange closures, health screenings, healthcare service delays, quarantines, cancellations, supply chain disruptions, lower consumer demand, market volatility and general uncertainty. Such events could adversely impact issuers, markets and economies over the short- and long-term, including in ways that cannot necessarily be foreseen. The Fund could be negatively impacted if the value of a portfolio holding were harmed by such political or economic conditions or events. Moreover, such negative political and economic conditions and events could disrupt the processes necessary for the Fund’s operations.

●	To qualify and remain eligible for the special tax treatment accorded to regulated investment companies (“RICs”) and their shareholders under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status;

●

A significant portion of the Fund’s investment portfolio will be recorded at fair value as determined in good faith by or under the direction of the Board and, as a result, there may be uncertainty as to the value of the Fund’s investments.

See “Risk Factors” for further information on the Fund’s principal investment risks.

Management of the Fund

The services necessary for the Fund’s daily operations are provided by various service providers. See “Management of the Fund.”

Investment Adviser.  Alpha Growth Management, LLC, located at 500 Newport Center Drive, Ste. 680, Newport Beach, California 92660, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser was formed in November 2021 and is a wholly-owned subsidiary of Alpha Growth PLC. Alpha Growth PLC is a financial advisory business headquartered in the United Kingdom. As of December 31, 20212, Alpha Growth PLC had approximately $700 million of assets under management.

Investment Sub-Adviser. Haven Asset Management (Interval Funds) LLC, located at 537 Steamboat Road, Suite 302, Greenwich, Connecticut 06830, serves as investment sub-adviser to the Fund. The Sub-Adviser is registered with the SEC under the Advisers Act. The Sub-Adviser was formed in September 2021.

Management Fees. Pursuant to an Investment Advisory Agreement between the Fund and the Adviser (the “Advisory Agreement”), and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to receive a monthly fee at the annual rate of 1.50% of the Fund’s average daily net assets. The Sub-Adviser is paid by the Adviser.

See “Management of the Fund—Investment Adviser” for additional information concerning fees paid to the Adviser and Sub-Adviser.

Fee Waiver/Expense Reimbursement. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed, until at least January 31, 2024 to waive its management fees and to pay or absorb the ordinary operating expenses of the Fund and the organizational and offering expenses of the Fund (excluding interest, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses, distribution and shareholder servicing fees, and extraordinary expenses), to the extent that its management fees plus the Fund’s expenses exceed 2.40% per annum of the Fund’s average daily net assets attributable to Class I Shares and Class A Shares (the “Expense Limitation”). The Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three years from the date the Adviser waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund – Trustees and Officers.”

Administrator and Accounting Agent.  ALPS Fund Services, Inc. (“AFS”) serves as the administrator and accounting agent for the Fund (the “Administrator”).

Transfer Agent. SS&C GIDS, Inc. (the “Transfer Agent”) serves as transfer agent for the Fund.

Custodian. UMB Bank, N.A. serves as the Fund’s custodian (the “Custodian”).

Repurchases of Shares

The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at NAV, of no less than 5% of the shares outstanding. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer because shareholders, in total, may wish to sell more than 5% of the Fund’s shares. Liquidity will be provided to shareholders only through the Fund’s quarterly repurchases. Following a quarterly repurchase offer, the Fund is required to maintain liquid securities, cash or access to a bank line of credit in amounts sufficient to meet the quarterly redemption amount. See “Quarterly Repurchases of Shares.”

Distributions

The Fund’s distribution policy is to make quarterly distributions to shareholders. If, for any distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then the difference will generally be a tax-free return of capital distributed from the Fund’s assets. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions to a shareholder in excess of the earnings and profits would first be a tax-free return of capital to the extent of such shareholder’s adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain for such shareholder (assuming the shares are held as capital assets).

U.S. Federal Income Tax Matters

The Fund intends to elect to be treated and to qualify each year for taxation as a “regulated investment company” (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements.  See “U.S. Federal Income Tax Matters.”

Dividend Reinvestment Policy

Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares under the Fund’s dividend reinvestment policy. Shareholders who elect not to participate in the Fund’s dividend reinvestment policy will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). See “Dividend Reinvestment Policy.”

FUND EXPENSES

Shareholder Transaction Expenses	Class A Shares	Class I Shares
Maximum Sales Load (as a percent of offering price)	5.00%	None

Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.50%	1.50%
Distribution and Shareholder Servicing Fees	0.25%	0.00%
Other Expenses	4.86%	4.86%
Acquired Fund Fees and Expenses(1)(2)	0.05%	0.05%
Total Annual Expenses	6.66%	6.41%
Fee Waiver and Reimbursement(3)	(3.96)%	(3.96)%
Total Annual Expenses (after fee waiver and reimbursement)	2.70%	2.45%

[1]

Acquired Fund Fees and Expenses are based on estimates for the current fiscal year. Acquired Fund Fees and Expenses are the indirect costs of investing in other investment companies, including business development companies. These indirect costs may include performance fees paid to the acquired fund’s adviser or its affiliates. It does not include brokerage or transaction costs incurred by the acquired funds. The operating expenses in this fee table will not correlate to the expense ratio in the Fund’s Financial Highlights because the financial statements include only the direct operating expenses incurred by the Fund. Therefore, amounts may not agree with the Financial Highlights due to the inclusions in this table of Acquired Fund Fees and Expenses and certain other adjustments.

[2]	Acquired Fund Fees and Expenses may include an incentive allocation or other fee based on income, capital gains and/or appreciation (a “performance fee”) payable to the acquired fund’s adviser or its affiliates. While the amount of such incentive allocation or other fees vary by acquired fund, performance fees, if charged, are commonly 20% of the acquired fund’s profits. Acquired funds’ fees and expenses are based on estimates for the current fiscal year; and future acquired funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the acquired funds, which may fluctuate over time.

[3]	The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2024, to waive its management fees and to pay or absorb the ordinary annual operating expenses of the Fund and the organizational and offering expenses of the Fund (excluding interest, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses, distribution and shareholder servicing fees, and extraordinary expenses), to the extent that its management fees plus the Fund’s expenses exceed 2.40% per annum of the Fund’s average daily net assets attributable to Class I Shares and Class A Shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser. Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three (3) years from the date the Adviser waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund.”

The Fund Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales charge discounts on purchases of Class A Shares if you and your family invest, or agree to invest in the future, at least $100,000 in the Fund. Class A shares are not currently available for purchase. More information about these and other discounts is available from your financial professional and in “Plan of Distribution - Purchasing Shares” starting on page 46 of this prospectus. More information about management fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 33 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return. The example only reflects the application of the expense limitation agreement through its current term.

Share Class	1 Year	3 Years	5 Years	10 Years
Class A Shares	$26	$153	$276	$567
Class I Shares	$25	$154	$280	$580

If a shareholder requests repurchase proceeds be paid by wire transfer, such shareholder will be assessed an outgoing wire transfer fee at prevailing rates charged by the Transfer Agent, currently $25. The purpose of the above table is to assist a holder of shares to understand the fees and expenses that such shareholder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for a single common share of beneficial interest. The total return in the table represents the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements. The information (with exception of period ended September 30, 2020) has been audited by BBD LLP, the Fund’s independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s Annual Report for the year ended September 30, 2022. To request the Fund’s annual report or semi-annual report, please call (877) 774-7724.

Per share operating performance.

For a capital share outstanding throughout each period.

	For the Year Ended September 30,
	2022	2021	2020*
Net asset value, beginning of year	$9.43	$10.25	$10.00
Income from Investment Operations:
Net investment income[1]	0.41	0.49	0.68
Net realized and unrealized gain (loss)	(2.25)	(0.81)	0.16
Total from investment operations	(1.84)	(0.32)	0.84
Less Distributions:
From net investment income	(0.44)	(0.50)	(0.59)
From net realized gain	(0.56)	-	-
Total distributions	(1.00)	(0.50)	(0.59)

Net asset value, end of year	$6.59	$9.43	$10.25
Total return[2]	(21.00)%	(3.25)%[3]	8.52%

Ratios and Supplemental Data:
Net assets, end of year (in thousands)	$4,696	$10,945	$10,542
Ratio of expenses to average net assets (including brokerage fees):
Before fees waived	6.36%	5.66%[4,5]	7.99%[4]
After fees waived	1.99%[6]	1.95%[4]	1.95%[4]
Ratio of net investment income to average net assets (including brokerage fees):
Brokerage fees)
Before fees waived	0.96%	1.24%[4,7]	0.53%[4]
After fees waived	5.33%	4.95%[4]	6.57%[4]

Portfolio turnover rate	24%	132%	89%

*	The Fund was organized with 10,000 shares of beneficial interest on August 29, 2019 for $100,000, which represents the seed investment made by the Principals of the Adviser. The Fund commenced operations on October 1, 2019.
[1]	Based on average shares outstanding for the period.
[2]	Total returns would have been lower had expenses not been waived by the investment advisor. Returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the repurchase of Fund shares.
[3]	0.62% of the Fund's total return consists of a voluntary reimbursement by the adviser for tax expense. Excluding this item, total return would have been (3.87)%.
[4]	Ratio of brokerage fees to average net assets was less than 0.005%.
[5]	Includes tax expense. If this expense was excluded, the ratio of expenses to average net assets before fees waived would have been 5.09%.
[6]	Effective September 1, 2022, the Advisor has contractually agreed to limit the operating expenses to 2.40%. Prior to September 1, 2022, the Advisor had contractually agreed to limit the annual operating expenses to 1.95%.
[7]	Includes tax expense. If this expense was excluded, the ratio of net investment income to average net assets before fees waived would have been 1.82%.

THE FUND

The Fund is a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund.  The Fund was organized as a Delaware statutory trust on May 9, 2019.  The Fund’s principal office is located at 500 Newport Center Drive, Ste 680, Newport Beach, California 92660.

USE OF PROCEEDS

The net proceeds of the continuous offering of shares are invested in accordance with the Fund’s investment objectives and policies (as stated below) as soon as practicable after receipt.  There is no minimum threshold amount that must be raised prior to the Fund’s investment of net proceeds.  The Fund pays its organizational and offering expenses incurred with respect to its continuous offering.  Pending investment of net proceeds in accordance with the Fund’s investment objectives and policies, the Fund invests in money market or short-term, fixed-income mutual funds.  Investors should expect, therefore, that before the Fund has fully invested proceeds in accordance with its investment objectives and policies, the Fund’s assets would earn interest income at a modest rate which may be less than the Fund’s distribution rate.  As a result, the Fund’s distributions during this period may consist, in whole or in part, of a return of capital.  Any invested capital that is returned to the shareholder will be reduced by the Fund’s fees and expenses.

INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES

Investment Objectives and Policies

The Fund’s investment objective is current income and long-term capital appreciation. This investment objective may be changed without a vote of the Fund’s shareholders.

Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes), in alternative assets. The Fund defines alternative assets as securities and other financial instruments that are alternatives to traditional stocks and bonds, including (i) those issued by BDCs, limited partnerships, limited liability companies, MLPs, private companies, private funds, and REITs and other real estate related companies, and (ii) instruments commonly known as asset backed securities, bank debt, CDOs, CLOs, equipment trust certificates, private debt, royalties and structured products.

The Adviser’s Strategy

The Fund seeks to achieve its investment objective by investing primarily in “longevity-based assets.” Longevity-based assets include financial instruments across a range of asset types, qualities, and sectors that produce returns contingent upon (i) the continued aging of the U.S. and global population, and (ii) individual life expectancies within the 70+ age cohort. Specifically, longevity-based assets consist primarily of derivatives of life insurance and annuity policies known as life settlements and structured settlements; a broader definition includes equity and debt securities of life insurance companies; pharmaceutical and medical patent royalties; and real estate based assets including reverse mortgages and tax liens (lending products used by homeowners as they age), real estate lending secured by senior housing, assisted living facilities, hospitals and other geriatric specific healthcare facilities.

The Fund may gain exposure to longevity-based assets by investing in structured products that provide returns based on the performance of underlying portfolios of (i) life settlements, (ii) structured settlements and (iii) pharmaceutical and drug company royalties; real estate; private debt; public securities; and limited partnerships. The creation of these structured products involves the pooling of multiple life settlements or structured settlements into a legal entity, which entity owns the portfolio of life settlements or settlement contracts and has been created and is sponsored by someone other than the Adviser. The Fund does not purchase individual life insurance policies, life settlements, or structured settlements.

The Fund invests in securities of issuers without restriction as to market capitalization, credit quality, structure or maturity. The majority of the Fund’s investments will be in investments that are not publicly traded or are traded in over-the-counter markets that have less liquidity than exchange-traded securities. Consequently, at any time, the majority of the Fund’s investments will be illiquid. In addition, the debt securities that the Fund invests in may be below-investment grade (commonly known as “junk”) or unrated by rating agencies. The Fund intends to concentrate its investments (i.e., under normal circumstances, invest 25% or more of its total assets) in the insurance industry. The Fund intends to only invest up to 20% of its assets in public securities.

The Fund may invest up to 25% of its total assets in its Cayman Islands based Subsidiary. The Subsidiary will invest primarily in financial instruments that are not easily defined as qualifying income producing securities for purposes of RIC qualification. When viewed on a consolidated basis, the Subsidiary is subject to the same principal investment strategies, risks and investment restrictions as the Fund, the Fund will consolidate the Subsidiary for purposes of financial statements, leverage and concentration. The Fund and the Subsidiary will test for compliance with applicable investment restrictions, such as capital structure and leverage requirements, on a consolidated basis and comply with investment policy disclosure requirements under the 1940 Act on a similar basis. The Subsidiary's advisory contracts will be subject to the same regulatory review by the Board applicable to the Fund's contracts. The Subsidiary also is subject to the Fund's compliance program. The Section 17 requirements (e.g., transactions involving affiliated persons, custody requirements) are covered by the Fund's compliance program. The Fund's Subsidiary, under management by the Adviser, is subject to the Section 17 requirements as addressed by the compliance program to the same extent as the Fund. The custodian of the Subsidiary's assets is UMB Bank, N.A.

The Sub-Adviser’s Strategy

The strategy of the Sub-Adviser is to complement the overall objectives of the Fund by (1) holding liquid securities that can be easily sold to meet the Fund’s quarterly repurchase offer requirement – see “Quarterly Repurchases of Shares;” (2) immediately deploying any new cash raised by the Fund, pending identification of, and investment in, longevity based assets; and (3) assisting the Fund in meeting its diversification tests.

The Sub-Adviser will invest in a diversified portfolio of liquid securities that provide yield to the Fund, including without limitation corporate debt, structured products, municipal bonds, bank debt and preferred stock. In selecting investments for this portion of the portfolio, the Sub-Adviser will focus on investments that pay cash interest or a cash dividend. The Fund, with respect to the portion of the portfolio managed by the Sub-Adviser, may employ leverage, including borrowing from banks, in an amount of up to 33-1/3% of the Fund’s assets (defined as net assets plus borrowings).

Portfolio Composition

The Fund may invest in the following types of securities, subject to certain limitations as set forth below. The Fund is under no obligation to invest in any of these securities.

Structured Products

Structured products are generally securities whose value is derived from, or based on, a reference asset, market measure or investment strategy. The Fund invests in debt or equity structured products whose value is derived from longevity based assets, including life settlements, structured settlements, and medical and pharma patent royalties. The creation of these structured products involves the pooling of multiple life settlement contracts or structured settlements into a legal entity that was created and sponsored by a party unaffiliated with the Fund, which entity owns the portfolio of life settlements or structured settlement contracts. The Fund may hold an equity ownership interest in the unaffiliated legal entity, or make a loan to the unaffiliated legal entity, but will not have both an equity and debt interest in a single entity.

Structured products are subject to interest rate, default and other risks generally associated with fixed-income securities and asset-backed securities. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the underlying assets. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses.

Structured products are typically privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in certain structured products or other asset-backed securities may be characterized by the Fund as illiquid securities. The activities of the issuers of certain structured products will be directed by a manager. In the Fund’s capacity as holder of interests in such a structured product, the Fund is generally not able to make decisions with respect to the management, disposition or other realization of any investment, or other decisions regarding the business and affairs, of the structured product. Consequently, the success of the securitizations in will depend, in part, on the financial and managerial expertise of the manager.

Life Settlement Investments

The Fund invests in structured products that are tied to a portfolio of life settlements. Life settlements are the transfers of the beneficial interest in a life insurance policy by the underlying insured person to a third party. The third party will generally purchase the beneficial interest in a life insurance policy for more than its cash surrender value but at a discount to its face value (i.e., the payment amount set forth in the life insurance policy that is payable on the death of the insured or upon maturity of the life insurance policy). After purchase, the third party will be responsible for premiums payable on the life insurance policy and will be entitled to receive the full face value from the insurance company upon maturation (i.e., upon the death of the insured). Accordingly, if the third party is unable to make premium payments on a purchased life insurance policy due to liquidity issues or for any other reason, the policy will lapse, and the third party will lose its ownership interest in the policy.

Although the Fund does not invest directly in individual life settlements, the Fund is indirectly exposed to certain risks involved in purchasing life settlements, including inaccurate estimations of life expectancy of the insured individuals, liquidity risk, credit risk of the insurance company, risks of any policies purchased being unenforceable and risks of adverse regulatory and legal changes. Such legal challenges may include the heirs of an insured challenging a particular life settlement.

The actual rate of return on an individual life settlement policy cannot be calculated before the insured dies and the longer the insured lives, the lower the rate of return on the related life settlement policy will be. The Fund does not expect to have access to private health information about individual insureds, however, current privacy laws may limit the information available to actuary services used by the Fund about insureds and may cause such actuaries to inaccurately estimate the value of particular policies, or a group of policies in the aggregate. The inability predict with certainty the life expectancies of the pool of underlying insured persons tied to life settlement policies that make up any particular structured product that the Fund invests in, may cause unanticipated delays in the collection of policy payouts. Structured products tied to an underlying pool of life settlements are also generally considered illiquid because there is a limited secondary market for such products. Accordingly, the Fund may be limited in its ability to sell a structured product in its portfolio in a timely fashion and/or at a favorable price. In addition, if a life insurance company declares bankruptcy or otherwise is insolvent, there may not be sufficient funds for it to pay its liability, and while many states have an insurance guarantee fund to provide payments to beneficiaries of insurance companies that declare bankruptcy, the collection process can be prolonged and complicated, and collection may not be possible in all circumstances.

Individual life settlement policies may also be subject to contest by the issuing life insurance company. If the insurance company successfully contests a policy, the policy will be rescinded and declared void. For example, insurers may refuse to pay benefits on certain life insurance policies on the basis that there was no “insurable interest” on the part of the purchaser of a life insurance policy at the time such policy was issued. Recently the issue of a lack of insurable interest has been raised by insurers and beneficiaries of irrevocable life insurance trusts, in the context of so-called “stranger originated life insurance” policies. It is possible that courts may void certain life settlement policies for these or other reasons. The market for life settlement policies may also be subject to new government regulation that may impact the ability of third parties to obtain life settlement policies. Insurance companies may seek regulation or changes of law restricting or otherwise encumbering the transfer of life insurance policies in life settlement policy transactions. No assurance can be made that insurance companies will not be successful in limiting the supply of life insurance policies available for purchase in life settlement policy transactions.

Securitized Annuity Contracts/Structured Settlements

A structured settlement is either a payment agreement or an annuity designed to compensate a successful plaintiff in a lawsuit. Instead of receiving a lump sum payment, the plaintiff agrees to periodic payments over a fixed time. These periodic payments (amount and timing) are generally based on the life expectancy of the individual plaintiff. In a structured settlement, the defendant either signs an agreement to make such payments directly or purchases an annuity (usually from an insurance company) payable to the plaintiff. At any time after the settlement has been structured, the plaintiff can convert the structured settlement into a lump sum of cash by assigning their rights to receive the cash flows to a third party (usually a specialty finance company that focuses on this market). This third party usually purchases the payment streams outright at a discounted net present value, and once a sufficient number of structured settlements have been amassed, the sponsor may seek to transfer them into a special-purpose vehicle (“SPV”) for securitization.

In structuring a securitization, the specialty finance company or the sponsor will engage an underwriter to structure debt to be issued by the SPV. A rating agency will generally review a wide range of information to rate the debt offering, including the composition of the pool of assets and individual characteristics of each asset, an assessment of the default risk of each asset in the pool, a review of the servicer’s operating history, and analysis of the legal structure of the proposed securitization. Once the structure is assigned a rating, the SPV issues rated debt to investors and use the proceeds to purchase the structured settlements from the sponsor. The payment streams from the structured settlements are used to pay the SPV investors.

The transactions and legal process involved in the origination, transfer and servicing of structured settlements occurs in the context of a highly regulated legal environment. Relevant laws and regulations are subject to constant change. Law and professional regulation (including ethics regulations) associated with acquiring or otherwise taking a financial position or commercial interest with respect to a lawsuit is particularly complex and uncertain. For example, certain jurisdictions prohibit or restrict purchasing claims from claimants in litigation, assigning certain kinds of claims, and/or participating in a lawyer’s contingent fee interests (including ethical rules against sharing fees with lawyers and non-lawyers). Further, disclosure of certain details regarding the actual underlying claims to the settlement agreements are not permitted by law or professional codes of conduct, and as such, parties involved in the origination, transfer and servicing of settlement agreements may not be aware of certain pertinent information when evaluating the agreement as an investment.

Federal and state tax legislation, bankruptcy considerations, Uniform Commercial Code provisions and case law involving contractual anti-assignment clauses, among other legal factors give rise to risks which could adversely affect an issuers ownership of the structured settlement or the Fund’s ability to collect the scheduled payments relating to the contract. In certain jurisdictions, a purchaser of settlement payments must be specifically registered as such with the state. Failure to properly register under relevant state laws may result in several consequences, including voiding of the assignment of settlement proceeds, tax liability and breach of contract actions. Settlement agreements may have anti-assignment clauses, which, in most cases have been enforced in the majority of jurisdictions that have considered the issue. Further, in the event that any party to the contract or other related party becomes insolvent or seeks protection under federal or state bankruptcy/insolvency laws, the payments to which the Fund is entitled to could be delayed or reduced. Settlement agreements are also subject to credit risk, which is the risk that the adverse party in the claim (or its insurance company or claims payor) will become unable to meet its obligations to satisfy a particular judgement or settlement.

Pharmaceutical and Patent Royalties

A pharmaceutical or patent royalty is compensation paid to the owner of a patent for use of that patent. The Fund may invest in structured products that are tied to pharmaceutical and patent royalty streams, such as bankruptcy remote special purpose entities whose underlying assets are royalty license agreements and intellectual property rights related to a medical product or particular drug. Royalty securities may include bonds, loans and equity issued by the special purpose entity. Healthcare and pharmaceutical companies are highly regulated and frequently the subjects of litigation. Royalty streams from medical and drug patents are based on sales revenues, so a change in regulations, enforcement, or the litigation landscape could greatly impact revenue streams. Further, the U.S. Food and Drug Administration (“FDA”) continuously reviews drugs and their manufacturers and has the authority to mandate the removal of a drug from the market.

The Fund may gain exposure to medical and drug patent royalties through structured products that include direct royalties, as well as royalty-based debt and credit. In addition, the Fund may invest in securities of issuers whose main source of revenue is medical and drug patent royalties.

Structured products that derive income from medical and drug patent royalties are subject to various risks, including pricing pressures, insufficient demand, product competition, failure of clinical trials, lack of market acceptance, loss of patent protection, and other factors related to the failure of development-stage products to reach the market. Future income derived from medical and drug patent royalties is based upon assumptions specific to an anticipated royalty stream, and a failure to accurately predict such streams may lead to a risk of loss or lower than expected returns.

In a typical structure in the pharmaceutical industry, a small pharmaceutical company that develops a compound may license the commercial opportunity to a large-cap pharmaceutical company in exchange for payments upon completion of certain milestones (for example, FDA approval) and a percentage of future product sales. Upon securing the right to receive royalties on product sales, the small pharmaceutical company finances a loan or bond secured by the royalty stream, which is typically non-recourse to either of the pharmaceutical companies.

In addition, a company, the sponsor, may create a wholly owned subsidiary, the issuer, that issues the royalty securities. The sponsor sells, assigns and contributes to the issuer rights under one or more license agreements, including the right to receive royalties and certain other payments from sales of the pharmaceutical or other products. The sponsor also pledges the equity ownership interests in the issuer to the trustee under the indenture related to the notes. In return, the sponsor receives the proceeds of the securities from the issuer. The issuer of the securities grants a security interest in its assets to the trustee and is responsible for the debt service on the notes. An interest reserve account may be established to provide a source for payments should there be a cash flow shortfall for one or more periods. Many structures include a 100% cash flow sweep, which means that the principal is paid down by all cash flows received. Although the notes may have a legal maturity date of up to five to sixteen years from issuance, the expected weighted average maturity of the notes may be significantly shorter because of expected required principal repayments if funds are available.

If the issuer of the loan or bond defaults, any recourse will be limited to the issuer (which is formed for the limited purpose of purchasing and holding the license agreement or related intellectual property) and the collateral. The pharmaceutical or other company sponsoring the special purpose entity will generally not have the obligation to contribute additional equity to the issuer. If the sponsor of the issuer were to become a debtor in a bankruptcy case, a creditor, debtor in possession or trustee could request that the bankruptcy court substantively consolidate the issuer of the royalty security with the sponsor and/or recharacterize the transaction pursuant to which the royalty stream was transferred to the issuer and/or take other actions challenging the transaction. To the extent that these efforts are successful, these actions may adversely impact the investments held by the Fund.

Senior Loans

Companies use loans to finance internal growth, acquisitions, mergers, stock purchases, or for other corporate purposes. Senior loans (i.e., first lien loans) hold the most senior position in the capital structure of a corporation, partnership or other business entity (a “Borrower”). Senior loans are often secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by unsecured creditors, subordinated debt holders and stockholders of the Borrower. The proceeds of senior loans primarily are used to refinance existing debt and for acquisitions, dividends, leveraged buyouts, and general corporate purposes. Such loans often provide for restrictive covenants designed to limit the activities of the Borrower in an effort to protect the right of lenders to receive timely payments of interest on and repayment of principal of the loans. Such covenants may include restrictions on dividend payments, specific mandatory minimum financial ratios, limits on total debt and other financial tests. In addition, such loans often requirement mandatory prepayments from excess cash flow, asset dispositions and offerings of debt and/or equity securities.

Interest rates on senior loans may be fixed or may float periodically. On floating rate senior loans, the interest rates typically are adjusted based on a base rate plus a premium or spread over the base rate. The base rate usually is a standard inter-bank offered rate, such as LIBOR, the prime rate offered by one or more major U.S. banks, or the certificate of deposit rate or other base lending rates used by commercial lenders. Floating rate senior loans may adjust over different time periods, including daily, monthly, quarterly, semi-annually or annually. The Fund may use interest rate swaps and other investment practices to shorten the effective interest rate adjustment period of floating rate senior loans or to adjust the overall interest rate exposure of the Fund.

When interest rates rise, the values of fixed-rate income instruments generally decline. When interest rates fall, the values of fixed-rate income instruments generally increase. The prices of floating rate senior loans tend to have less fluctuation in response to changes in interest rates, but will have some fluctuation, particularly when the next interest rate adjustment on such security is further away in time or adjustments are limited in amount over time. For floating rate senior loans, interest payable to the Fund from its investments in senior loans should increase as short-term interest rates increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in senior loans should decrease. Longer interest rate reset periods generally increase fluctuations in the Fund’s NAV as a result of changes in market interest rates.

Senior loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Fund. There can be no assurance that the liquidation of any collateral securing a senior loan would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan. The collateral securing a senior loan may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a Borrower.

Senior loans may not be rated by a rating agency. The amount of public information available with respect to senior loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Adviser will consider, and may rely in part, on analyses performed by others. To the extent that they are rated by a rating agency, many of the senior loans in which the Fund will invest will have been assigned below investment grade ratings by independent rating agencies. In the event senior loans are not rated, they are likely to be the equivalent of below investment grade quality. The Adviser does not view ratings as the determinative factor in their investment decisions and rely more upon their credit analysis abilities than upon ratings.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower.

The floating or variable rate feature of most senior loans is a significant difference from typical fixed-income investments that carry significant interest rate risk. To the extent the Fund invests in variable rate senior loans, the Fund can normally be expected to have less significant interest rate-related fluctuations in its NAV per share than investment companies investing primarily in fixed-income instruments (other than money market funds and some short-term bond funds). When interest rates decline, the value of a fixed-income portfolio can normally be expected to rise. Conversely, when interest rates rise, the value of a fixed-income portfolio can normally be expected to decline. Although the income available to the Fund will vary, the Adviser expects the Fund’s policy of acquiring interests in floating rate senior loans may reduce fluctuations in NAV of the Fund resulting from changes in market interest rates. However, because floating or variable rates on senior loans only reset periodically, changes in prevailing interest rates can be expected to cause some fluctuations in the Fund’s NAV. Similarly, a sudden and significant increase in market interest rates may cause a decline in the Fund’s NAV. A material decline in the Fund’s NAV may impair the Fund’s ability to maintain required levels of asset coverage. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity) can reduce the value of senior loans and other debt obligations, impairing the Fund’s NAV.

The Fund may purchase and retain in its portfolio senior loans where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a senior loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a senior loan.

The Adviser may use an independent pricing service or prices provided by dealers to value loans and other credit securities at their market value. The Adviser will use the fair value method to value senior loans or other securities if market quotations for them are not readily available or are deemed unreliable. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.

Subordinated and Unsecured or Partially Secured Loans

Unsecured loans or subordinated loans are made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Unsecured loans generally have lower priority in right of payment compared to holders of secured debt of the Borrower. Unsecured loans are not secured by a security interest or lien to or on specified collateral securing the Borrower’s obligation under the loan. Unsecured loans by their terms may be or may become subordinate in right of payment to other obligations of the borrower, including senior loans and other secured loans. Unsecured loans may have fixed or adjustable floating rate interest payments.

Because unsecured loans are subordinate to the secured debt of the borrower, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their subordinated and unsecured status, such investments have many characteristics and risks similar to senior loans and other secured loans discussed above. In addition, unsecured loans of below investment grade quality share many of the risk characteristics of non-investment grade bonds. As in the case of secured loans, the Fund may purchase interests in unsecured loans through assignments or participations. Unsecured loans are subject to the same risks associated with investment in senior loans and other secured loans and non-investment grade bonds. However, because unsecured loans rank lower in right of payment to any secured obligations of the borrower, they may be subject to additional risk that the cash flow of the borrower and available assets may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans are also expected to have greater price volatility than secured loans and may be less liquid.

Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same borrower.

Mezzanine Securities

The Fund may invest in certain lower grade securities known as “mezzanine securities,” which are subordinated debt securities that are generally issued in private placements in connection with an equity security (e.g., with attached warrants) or may be convertible into equity securities. Mezzanine securities may be issued with or without registration rights. Similar to other lower grade securities, maturities of mezzanine securities are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine securities are usually unsecured and subordinated to other obligations of the issuer.

Fixed-Income Instruments

The Fund may invest in fixed-income instruments, such as high-yield corporate debt securities, or bonds, or U.S. government debt securities. The issuer of a fixed-income instrument pays the investor a fixed- or variable-rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date. Holders of fixed-income bonds, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the issuer for the principal and interest due them and may have a prior claim over other creditors but would be subordinate to any existing secured lenders with higher priority in the issuer’s capital structure. Fixed-income instruments may be secured or unsecured. The investment return of corporate bonds reflects interest on the security and changes in the market value of the security. The market value of a corporate bond, especially a fixed-rate bond, will generally rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate bonds normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate fixed-income instruments usually yield more than government or agency bonds due to the presence of credit risk.

Real Estate Investment Trusts

●	Public REITs. REITs are investment vehicles that invest primarily in income-producing real estate or mortgages and other real estate-related loans or interests. Public REITs are listed on global stock exchanges and invest directly in real estate, typically through either properties or mortgages. In most countries, the tax efficiency of REITs is more attractive than that of other stock-issuing corporations. The latter is ordinarily subject to tax on income before distribution, whereas most REITs are not. This translates to higher potential profits for REIT shareholders.

●	Distributions. Distributions received by the Fund from REITs may consist of dividends, capital gains and/or return of capital. Because REITs are required by law to distribute 90% of their taxable income to shareholders each year in the form of dividends, REITs have historically paid a higher rate of dividends than most other non-real estate operating companies. Investors should always bear in mind, of course, that past performance is not necessarily indicative of future results. Dividends paid by REITs will generally not qualify for the reduced federal income tax rates applicable to qualified dividends under the Code, but may be considered to be “qualified REIT dividends” eligible for a 20% deduction for non-corporate taxpayers.

●	REIT Preferred Stock. The Fund may invest in preferred stocks issued by REITs. Preferred stocks are securities that pay dividends at a specified rate and have a preference over common stocks in the payment of dividends and the liquidation of assets. This means that an issuer must pay dividends on its preferred stock prior to paying dividends on its common stock. In addition, in the event a company is liquidated, preferred shareholders must be fully repaid on their investments before common shareholders can receive any money from the company. Preferred shareholders, however, usually have no right to vote for a company’s directors or on other corporate matters. Preferred stocks pay a fixed stream of income to investors, and this income stream is a primary source of the long-term investment return on preferred stocks. As a result, the market value of preferred stocks is generally more sensitive to changes in interest rates than the market value of common stocks. In this respect, preferred stocks share many investment characteristics with debt securities.

●	REIT Convertible Securities. Convertible bonds and convertible preferred stocks are generally obligations of a company that can be converted into a predetermined number of shares of common stock of the company issuing the security. Convertible securities generally offer both defensive characteristics (i.e., provide income during periods when the market price of the underlying common stock declines) and upside potential (i.e., may provide capital appreciation when the market price of the underlying common stock rises). The Fund may invest in securities that have been privately placed but are eligible for purchase and sale by certain qualified institutional buyers, such as the Fund, under Rule 144A under the Securities Act.

●	Warrants. Warrants entitle the holder to buy the underlying stock of the issuing company at a fixed exercise price until the expiry date. Warrants are issued and guaranteed by the company, and are ordinarily issued directly to existing common or preferred shareholders.

●	REIT Bonds. REIT bonds are a debt investment in which an investor loans money to the REIT for a defined period of time at a fixed interest rate. As a debt instrument, these bonds have priority over the equity issued by the REIT, including common stock and preferred stock. While these bonds can either be secured or unsecured, they are commonly unsecured. REIT bonds are generally issued in durations of 7 to 10 years

Private Funds

Private funds are funds managed by institutional asset managers with expertise in managing portfolios of fixed-income and fixed-income related securities. Private funds are exempt from registration under the 1940 Act. Many private funds require large minimum investments and impose stringent investor qualification criteria intended to limit their direct investors mainly to institutions such as endowments and pension funds.

The Fund’s typical investments in private funds will be made through the purchase of common stock or limited partnership or membership interests in such funds.

The Fund may invest up to 15% of its assets (defined as net assets plus borrowing for investment purposes) in private funds that are commonly known as hedge funds or private equity funds, which (i) based on their investment activities, meet the definition of “investment company” found in Section 3(a) of the 1940 Act; and (ii) do not qualify for any exemption from such definition other than that provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act.

Private Real Estate Investment Funds

Private Real Estate Investment Funds may be organized as unregistered REITs, commonly known as private REITs. Interests in the Private Real Estate Investment Funds included in the Fund’s portfolio may be purchased or sold on the secondary market and may also be purchased directly from the issuer of the security. Private Real Estate Investment Funds have less pressure to make quarterly distributions, can be more opportunistic and can have a longer investment term. The Fund’s typical investments in Private Real Estate Investment Funds will be made through the purchase of common stock or limited partnership or limited liability company membership interests in such funds. Investment criteria will include evaluating the strength of the sponsor and management; prior investment performance of the target fund as well as the performance of other funds managed by the sponsor; the attractiveness of the property sectors and geographical allocations of the fund; expected stability of income; expected capital appreciation; and target leverage levels.

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a complete investment program. Before investing in the Fund you should consider carefully the following risks the Fund faces, together with the other information contained in the Prospectus. If any of these risks discussed in this Prospectus occurs, the Fund’s results of operations could be materially and adversely affected. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Closed-End Structure Risk

The Fund is a closed-end investment company. It is designed for long-term investors and not as a trading vehicle.

Investment Risk

An investment in the Fund involves a considerable amount of risk. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to his, her or its investment objectives and personal situation and (ii) consider factors such as his, her or its personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s shares represents an indirect investment in the portfolio of loans and fixed-income instruments, short positions and other securities and derivative instruments owned by the Fund, and the value of these securities and instruments may fluctuate, sometimes rapidly and unpredictably, and such investment is subject to investment risk, including the possible loss of the entire principal amount invested. At any point in time, an investment in the Fund’s shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

Market Risk and Geopolitical Risk

The Fund may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which it invests or operates, including factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. These factors are outside the Adviser’s control and could adversely affect the liquidity and value of the Fund’s investments, and may reduce the ability of the Fund to make attractive new investments.

In particular, economic and financial market conditions began to significantly deteriorate around 2007 as compared to prior periods. Global financial markets experienced considerable declines in the valuations of debt and equity securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. The U.S. economy has experienced and continues to experience relatively high levels of unemployment and constrained lending. Although certain financial markets have shown some recent signs of the improvement, to the extent economic conditions experienced over the last five years continue, they may adversely impact the investments of the Fund. Low interest rates related to monetary stimulus and economic stagnation may also negatively impact expected returns on investments in such an environment. Trends and historical events do not imply, forecast or predict future events and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.

The Fund may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which the Fund interacts on a daily basis.

In addition, the Fund is subject to the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), natural/environmental disasters and climate change and climate related events can all negatively impact the securities markets, which could cause the Fund to lose value. The current novel coronavirus (COVID-19) global pandemic and the aggressive responses taken by many governments, including closing borders, restricting international and domestic travel, and the imposition of prolonged quarantines or similar restrictions, as well as the forced or voluntary closure of, or operational changes to, many retail and other businesses, have had negative impacts, and in many cases severe negative impacts, on markets worldwide. It is not known how long such impacts, or any future impacts of other significant events described above, will or would last, but there could be a prolonged period of global economic slowdown, which may negatively impact the performance of the Fund’s investments or decrease the liquidity of those investments. Therefore, the Fund could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns.

Structured Products Risk

The Fund may invest in structured products. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Certain structured products may be thinly traded or have a limited trading market, and others are privately offered and sold.

Life Settlement Risk

The Fund invests in structured products that are tied to a portfolio of life settlements. Life settlements are the transfers of the beneficial interest in a life insurance policy by the underlying insured person to a third party. The third party will generally purchase the beneficial interest in a life insurance policy for more than its cash surrender value but at a discount to its face value (i.e., the payment amount set forth in the life insurance policy that is payable on the death of the insured or upon maturity of the life insurance policy). After purchase, the third party will be responsible for premiums payable on the life insurance policy and will be entitled to receive the full face value from the insurance company upon maturation (i.e., upon the death of the insured). Accordingly, if the third party is unable to make premium payments on a purchased life insurance policy due to liquidity issues or for any other reason, the policy will lapse, and the third party will lose its ownership interest in the policy.

Although the Fund does not invest directly in individual life settlements, the Fund is indirectly exposed to certain risks involved in purchasing life settlements, including inaccurate estimations of life expectancy of the insured individuals, liquidity risk, credit risk of the insurance company, risks of any policies purchased being unenforceable and risks of adverse regulatory and legal changes. Such legal challenges may include the heirs of an insured challenging a particular life settlement.

The actual rate of return on an individual life settlement policy cannot be calculated before the insured dies and the longer the insured lives, the lower the rate of return on the related life settlement policy will be. The Fund will not have access to private health information about individual insureds, however, current privacy laws may limit the information available to actuary services used by the Fund about insureds and may cause such actuaries to inaccurately estimate the value of particular policies, or a group of policies in the aggregate. The inability predict with certainty the life expectancies of the pool of underlying insured persons tied to life settlement policies that make up any particular structured product that the Fund invests in, may cause unanticipated delays in the collection of policy payouts. Structured products tied to an underlying pool of life settlements are also generally considered illiquid because there is a limited secondary market for such products. Accordingly, the Fund may be limited in its ability to sell a structured product in its portfolio in a timely fashion and/or at a favorable price. In addition, if a life insurance company declares bankruptcy or otherwise is insolvent, there may not be sufficient funds for it to pay its liability, and while many states have an insurance guarantee fund to provide payments to beneficiaries of insurance companies that declare bankruptcy, the collection process can be prolonged and complicated, and collection may not be possible in all circumstances.

Individual life settlement policies may also be subject to contest by the issuing life insurance company. If the insurance company successfully contests a policy, the policy will be rescinded and declared void. For example, insurers may refuse to pay benefits on certain life insurance policies on the basis that there was no “insurable interest” on the part of the purchaser of a life insurance policy at the time such policy was issued. Recently the issue of a lack of insurable interest has been raised by insurers and beneficiaries of irrevocable life insurance trusts, in the context of so-called “stranger originated life insurance” policies. It is possible that courts may void certain life settlement policies for these or other reasons. The market for life settlement policies may also be subject to new government regulation that may impact the ability of third parties to obtain life settlement policies. Insurance companies may seek regulation or changes of law restricting or otherwise encumbering the transfer of life insurance policies in life settlement policy transactions. No assurance can be made that insurance companies will not be successful in limiting the supply of life insurance policies available for purchase in life settlement policy transactions.

Securitized Annuities and Structured Settlement Risk

The Fund may invest in structured products that are tied to an underlying pool of structured settlements and annuities. The transactions and legal process involved in the origination, transfer and servicing of structured settlements occurs in the context of a highly regulated legal environment. Relevant laws and regulations are subject to constant change. Law and professional regulation (including ethics regulations) associated with acquiring or otherwise taking a financial position or commercial interest with respect to a lawsuit is particularly complex and uncertain. For example, certain jurisdictions prohibit or restrict purchasing claims from claimants in litigation, assigning certain kinds of claims, and/or participating in a lawyer’s contingent fee interests (including ethical rules against sharing fees with lawyers and non-lawyers). Further, disclosure of certain details regarding the actual underlying claims to the settlement agreements are not permitted by law or professional codes of conduct, and as such, parties involved in the origination, transfer and servicing of settlement agreements may not be aware of certain pertinent information when evaluating the agreement as an investment.

Federal and state tax legislation, bankruptcy considerations, Uniform Commercial Code provisions and case law involving contractual anti-assignment clauses, among other legal factors give rise to risks which could adversely affect an issuers ownership of the structured settlement or the Fund’s ability to collect the scheduled payments relating to the contract. In certain jurisdictions, a purchaser of settlement payments must be specifically registered as such with the state. Failure to properly register under relevant state laws may result in several consequences, including voiding of the assignment of settlement proceeds, tax liability and breach of contract actions. Settlement agreements may have anti-assignment clauses, which, in most cases have been enforced in the majority of jurisdictions that have considered the issue. Further, in the event that any party to the contract or other related party becomes insolvent or seeks protection under federal or state bankruptcy/insolvency laws, the payments to which the Fund is entitled to could be delayed or reduced. Settlement agreements are also subject to credit risk, which is the risk that the adverse party in the claim (or its insurance company or claims payor) will become unable to meet its obligations to satisfy a particular judgement or settlement.

Debt Securities Risk

When the Fund invests in debt securities, the value of your investment in the Fund will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of debt securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

Fixed-Income Instruments Risk

The Fund invests in loans and other types of fixed-income instruments and securities. Such investments may be secured, partially secured or unsecured and may be unrated, and whether or not rated, may have speculative characteristics. The market price of the Fund’s investments will change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall, and vice versa. In typical interest rate environments, the prices of longer-term fixed-income instruments generally fluctuate more than the prices of shorter-term fixed-income instruments as interest rates change. These risks may be greater in the current market environment because certain interest rates are near historically low levels. The obligor of a fixed-income instrument may not be able or willing to pay interest or to repay principal when due in accordance with the terms of the associated agreement. An obligor’s willingness and ability to pay interest or to repay principal due in a timely manner may be affected by, among other factors, its cash flow. Commercial bank lenders may be able to contest payments to the holders of other debt obligations of the same obligor in the event of default under their commercial bank loan agreements. See also “Risks Factors—Credit Risk.”

The Fund invests in loans and other similar forms of debt. Such forms of indebtedness are different from traditional debt securities in that debt securities are part of a large issue of securities to the public and loans and similar debt instruments may not be securities, but may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. Members of a syndicate in which the Fund participates may have different and sometimes superior rights to those of the Fund. Where the Fund invests as a sub-participant in syndicated debt, it may be subject to certain risks as a result of having no direct contractual relationship with the underlying borrower. As a result, the Fund will generally be dependent on the lender to enforce its rights and obligations under the loan arrangements in the event of a default by the underlying borrower and will generally not have any direct rights against the underlying borrower, any direct rights in the collateral, if any, securing such borrowing, or any right to deal directly with such borrower. The lender will, in general, retain the right to determine whether remedies provided for in the underlying loan arrangement will be exercised, or waived. In the event that the Fund enters into such an investment, there can be no assurance that its ability to realize upon a participation will not be interrupted or impaired in the event of the bankruptcy or insolvency of any of the borrower or the lender or that in such circumstances, the Fund will benefit from any set-off between the lender and the borrower. Successful claims by third parties arising from these and other risks may be borne by the Fund.

The Fund may invest in debtor-in-possession financings. In such investments there is a risk that the underlying borrower may not successfully come out of Chapter 11 proceedings and may be forced to liquidate its assets in which case the Fund’s only recourse will be against the security provided by the borrower (which may not be sufficient to cover related losses).

Senior Loans Risk

Senior loans hold the most senior position in the capital structure of a Borrower. Senior loans in most circumstances are fully collateralized by assets of the Borrower. Thus, they are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. Substantial increases in interest rates may cause an increase in loan defaults as Borrowers may lack resources to meet higher debt service requirements. The value of the Fund’s assets may also be affected by other uncertainties such as economic developments affecting the market for senior secured term loans or affecting Borrowers generally. Moreover, the security for the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund may not have priority over other creditors as anticipated.

Senior loans usually include restrictive covenants, which must be maintained by the Borrower. The Fund may have an obligation with respect to certain senior secured term loan investments to make additional loans upon demand by the Borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the Borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.

Senior loans typically will be secured by pledges of collateral from the Borrower in the form of tangible and intangible assets. In some instances, the Fund may invest in senior loans that are secured only by stock of the Borrower or its subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act, or registered under the Exchange Act. No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower. See “Below Investment Grade Instruments Risk.”

If legislation or government regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of senior loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or government regulations require financial institutions to increase their capital requirements, this may cause financial institutions to dispose of senior loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser, do not represent fair value. If the Fund attempts to sell a senior loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the senior loan may be adversely affected.

The Fund may acquire senior loans through assignments or participations. The Fund will typically acquire senior loans through assignment and may elevate a participation interest into an assignment as soon as practicably possible. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution offering the participation, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions.

In the atypical situation when the Fund must acquire a senior loan through a participation, the Fund faces credit risk and counterparty risk. To mitigate such risks, the Adviser has adopted best execution procedures and guidelines, under which the Adviser has established a best execution committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the best execution committee of the Adviser. The factors considered by the committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets. In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the senior loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the senior loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the senior loan than the Fund expected when initially purchasing the participation.

Subordinated and Unsecured or Partially Secured Loans Risk

The Fund may invest in unsecured loans and secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the Borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same Borrower.

Leverage Risk

The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, the issuance of preferred shares or notes and leverage attributable to reverse repurchase agreements, dollar rolls or similar transactions. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a private fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or private fund’s) underlying investments.

The Fund may add financial leverage to its portfolio representing up to approximately 33% of the Fund’s assets (including the assets subject to, and obtained with the proceeds of, the leveraging activity).

The 1940 Act generally limits the extent to which the Fund may utilize borrowings and “uncovered” transactions that may give rise to a form of leverage, including reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions, together with any other senior securities representing indebtedness, to 33 1/3% of the Fund’s assets at the time utilized. In addition, the 1940 Act limits the extent to which the Fund may issue preferred shares to 50% of the Fund’s assets (less the Fund’s obligations under senior securities representing indebtedness). “Covered” reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions will not be counted against the foregoing limits under the 1940 Act. The Fund will “cover” its derivative positions by segregating an amount of cash and/or liquid securities as required by the 1940 Act and applicable SEC interpretations and guidance from time to time. Alternatively, the Fund may enter into an offsetting position or own positions covering its obligations with respect to the transaction; otherwise, this transaction will be considered “uncovered.” The Fund may not cover an applicable derivative transaction if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of the Adviser, the assets that would have been used to cover could be better used for a different purpose. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. The potential loss on derivative instruments may be substantial relative to the initial investment therein. In addition, these segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions.

Use of leverage creates an opportunity for increased income and return for shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the shares. Increases and decreases in the value of the Fund’s portfolio will be magnified if the Fund uses leverage. In particular, leverage may magnify interest rate risk, which is the risk that the prices of portfolio securities will fall (or rise) if market interest rates for those types of securities rise (or fall). As a result, leverage may cause greater changes in the Fund’s NAV, which will be borne entirely by the Fund’s shareholders. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund may be subject to investment restrictions of one or more NRSROs and/or credit facility lenders as a result of its use of financial leverage. These restrictions may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or portfolio requirements will significantly impede the Adviser in managing the Fund’s portfolio in accordance with its investment objectives and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund expects that any notes it issues or credit facility it enters into would contain covenants that, among other things, will likely impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants would also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the Board of Trustees and shareholders to change fundamental investment policies.

The costs of a financial leverage program (including the costs of offering preferred shares and notes) will be borne entirely by the Fund and, in turn, the shareholders and consequently will result in a reduction of the NAV of the shares. To monitor this issue, the Board of Trustees intends to periodically review the Fund’s use of leverage, including its impact on Fund performance. See “Conflicts of Interest.”

The Fund may also offset derivative positions against one another or against other assets to manage the effective market exposure resulting from derivatives in its portfolio. In addition, to the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it were leveraged. The Fund’s use of leverage could create the opportunity for a higher return for shareholders but would also result in special risks for shareholders and can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, the return on the shares will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, the return on the shares will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for shareholders, including:

●	the likelihood of greater volatility of NAV and market price of the shares than a comparable portfolio without leverage;

●	the risk that fluctuations in interest rates on borrowings and short-term debt or in the dividend rates on any preferred shares that the Fund may pay will reduce the return to the shareholders or will result in fluctuations in the dividends paid on the shares;

●	the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the shares than if the Fund were not leveraged, which may result in a greater decline in the market price of the shares; and
●	when the Fund uses certain types of leverage, the investment advisory fee payable to the Adviser will be higher than if the Fund did not use leverage.

The Fund may continue to use leverage if the benefits to the Fund’s shareholders of maintaining the leveraged position are believed to outweigh the risks above.

Interest Rate Risk

The Fund is subject to financial market risks, including changes in interest rates. Because the Fund uses debt to finance investments, its net investment income depends, in part, upon the difference between the rate at which the Fund borrows funds and the rate at which it invests those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on its net investment income. In periods of rising interest rates when the Fund has debt outstanding, the cost of funds will increase, which could reduce net investment income.

In addition, interest rates have recently been at or near historic lows. In the event of a significant rising interest rate environment, the Fund’s issuers with adjustable-rate loans could see their payments increase and there may be a significant increase in the number of the Fund’s issuers that are unable or unwilling to pay interest and repay their loans. Investments in companies with adjustable-rate loans may also decline in value in response to rising interest rates if the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, the Fund’s investments with fixed rates may decline in value because the fixed coupon rate is below market yield.

The Fund may make investments in derivatives or engage in hedging activities, to the extent such activities are not prohibited by the 1940 Act, such as interest rate swaps and interest rate futures contracts, in order to adjust the Fund’s risk exposure to changes in interest rates. These activities may limit the Fund’s ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

Risk Associated with Changes in LIBOR

In 2017, the United Kingdom’s Financial Conduct Authority (“FCA”), which regulates LIBOR, warned that LIBOR may cease to be available or appropriate for use by 2021. On March 5, 2021 the FCA announced the timeline for the cessation of all LIBOR benchmarks. All LIBOR benchmarks related to sterling, euro, Swiss franc and Japanese yen and the 1-week and 2-month US dollar settings will permanently cease immediately after December 31, 2021, and the remaining US dollar settings will cease immediately after June 30, 2023. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S. dollar LIBOR with a new index calculated by short-term repurchase agreements, backed by Treasury securities. Uncertainty related to the pending transition away from LIBOR may adversely affect the market for LIBOR-based securities. There are obstacles to converting certain securities and transactions to a new benchmark. The transition process might lead to increased volatility and illiquidity in markets for instruments whose terms currently include LIBOR. It could also lead to a reduction in the value of some LIBOR-based investments.

Private Funds Risk

The Fund’s performance depends in part upon the performance of private fund managers and selected strategies, the adherence by such private fund managers to such selected strategies, the instruments used by such private fund managers and the Adviser’s ability to select private fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: asset-based fees and expenses at the Fund level, and asset-based fees, incentive fees and allocations, and expenses at the private fund level.

The private funds in which the Fund invests are subject to risks associated with legal and regulatory changes applicable to financial institutions generally and to private funds in particular. The Fund may not be able to invest in certain private funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a private fund that has been identified as an attractive opportunity. The Fund’s investments in certain private funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in private funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy. Many of the Fund’s assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate. The Fund, upon its redemption of all or a portion of its interest in a private fund, may receive an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

The Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by certain private funds. To fund such capital calls, the Fund may maintain a sizeable cash position, which may result in lower returns. If the Fund does not maintain a sufficient cash position to fund capital calls, it may face the potential inability to fund capital contributions. Any failure by the Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) indirectly cause the Fund to be subject to certain penalties from the private fund (including the forfeiture of a portion of the Fund’s capital contribution to such private fund), or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

private fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A private fund manager may invest the private fund’s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in private funds that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A private fund manager may focus primarily on a particular industry, which would subject the private fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. A private fund manager may focus on a particular country or geographic region, which may subject the private fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. A private fund manager may use derivatives for speculative or hedging purposes. A private fund may incur leverage for investment or other purposes, which may increase the volatility of the private fund. A private fund manager may sell short securities held by the private fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the risk that the private fund’s short selling activities may be adversely affected by regulatory restrictions that may be imposed at any time. A private fund manager may change the private fund’s investment strategies at any time (subject to any required notification and/or consent provisions set forth in the private fund’s governing documents). A private fund manager may invest the private fund’s assets without limitation in restricted and illiquid securities. A private fund manager may invest the private fund’s assets in equity securities without limitation as to market capitalization. A private fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

private funds are not publicly traded and therefore are not liquid investments. Please see “Liquidity Risk” for a description of risks associated with illiquid securities. As a result, the Fund may consider information provided by the private fund manager to determine the value of the Fund’s investment in the private fund. The valuation provided by the private fund manager as of a specific date may vary from the actual sale price that may be obtained if such investment were sold to a third party. The Fund’s Valuation Committee will use reasonable due diligence to value securities and may also consider information provided by the private funds, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Valuation Committee’s ability to value accurately the Fund’s shares. private funds that invest primarily in publicly traded securities are more easily valued.

In addition to valuation risk, an investor in a private fund (including the Fund) is not entitled to the protections of the 1940 Act. For example, private funds need not have independent boards, may not require shareholder approval of advisory contracts, may leverage to an unlimited extent, and may engage in joint transactions with affiliates. As a result, private funds may make significant use of leverage, which has the potential to magnify losses versus funds that do not employ leverage. Please see “Leverage Risk” above for a description of risks associated with the use of leverage. Additionally, private fund managers may have limited operating histories upon which to evaluate their performance, and some private fund managers may not be registered under the Advisers Act. Further, private fund managers may charge investors (such as the Fund) asset-based fees and incentive allocations or fees of as much as 20% of a private fund’s net profits (or more in certain limited circumstances), which may create incentives for private fund managers to make investments that are riskier or more speculative than in the absence of these fees. These characteristics present additional risks, including the possibility of total risk of loss, for shareholders.

Pharmaceutical and Patent Royalties Risk

A pharmaceutical or patent royalty is compensation paid to the owner of a patent for use of that patent. The Fund may invest in structured products that are tied to pharmaceutical and patent royalty streams, such as bankruptcy remote special purpose entities whose underlying assets are royalty license agreements and intellectual property rights related to a medical product or particular drug. Royalty securities may include bonds, loans and equity issued by the special purpose entity. Healthcare and pharmaceutical companies are highly regulated and frequently the subjects of litigation. Royalty streams from medical and drug patents are based on sales revenues, so a change in regulations, enforcement, or the litigation landscape could greatly impact revenue streams. Further, the U.S. Food and Drug Administration (“FDA”) continuously reviews drugs and their manufacturers, and has the authority to mandate the removal of a drug from the market.

The Fund may gain exposure to medical and drug patent royalties through structured products that include direct royalties, as well as royalty-based debt and credit. In addition, the Fund may invest in securities of issuers whose main source of revenue is medical and drug patent royalties.

Structured products that derive income from medical and drug patent royalties are subject to various risks, including pricing pressures, insufficient demand, product competition, failure of clinical trials, lack of market acceptance, loss of patent protection, and other factors related to the failure of development-stage products to reach the market. Future income derived from medical and drug patent royalties is based upon assumptions specific to an anticipated royalty stream, and a failure to accurately predict such streams may lead to a risk of loss or lower than expected returns.

In a typical structure in the pharmaceutical industry, a small pharmaceutical company that develops a compound may license the commercial opportunity to a large-cap pharmaceutical company in exchange for payments upon completion of certain milestones (for example, FDA approval) and a percentage of future product sales. Upon securing the right to receive royalties on product sales, the small pharmaceutical company finances a loan or bond secured by the royalty stream, which is typically non-recourse to either of the pharmaceutical companies.

In addition, a company, the sponsor, may create a wholly owned subsidiary, the issuer, that issues the royalty securities. The sponsor sells, assigns and contributes to the issuer rights under one or more license agreements, including the right to receive royalties and certain other payments from sales of the pharmaceutical or other products. The sponsor also pledges the equity ownership interests in the issuer to the trustee under the indenture related to the notes. In return, the sponsor receives the proceeds of the securities from the issuer. The issuer of the securities grants a security interest in its assets to the trustee and is responsible for the debt service on the notes. An interest reserve account may be established to provide a source for payments should there be a cash flow shortfall for one or more periods. Many structures include a 100% cash flow sweep, which means that the principal is paid down by all cash flows received. Although the notes may have a legal maturity date of up to five to sixteen years from issuance, the expected weighted average maturity of the notes may be significantly shorter because of expected required principal repayments if funds are available.

If the issuer of the loan or bond defaults, any recourse will be limited to the issuer (which is formed for the limited purpose of purchasing and holding the license agreement or related intellectual property) and the collateral. The pharmaceutical or other company sponsoring the special purpose entity will generally not have the obligation to contribute additional equity to the issuer. If the sponsor of the issuer were to become a debtor in a bankruptcy case, a creditor, debtor in possession or trustee could request that the bankruptcy court substantively consolidate the issuer of the royalty security with the sponsor and/or recharacterize the transaction pursuant to which the royalty stream was transferred to the issuer and/or take other actions challenging the transaction. To the extent that these efforts are successful, these actions may adversely impact the investments held by the Fund.

Mezzanine Securities Risk

Most of the Fund’s mezzanine securities and other investments (if any) are expected to be unsecured and made in companies whose capital structures have significant indebtedness ranking ahead of the investments, all or a significant portion of which may be secured. While the securities and other investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of the investments and may benefit from cross-default provisions and security over the portfolio company’s assets, some or all of such terms may not be part of particular investments. Mezzanine securities and other investments generally are subject to various risks including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance”; (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so-called “lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations.

Below Investment Grade Instruments Risk

The Fund may invest in debt securities and instruments that are rated below investment grade by recognized rating agencies or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. Such securities and instruments are generally not exchange-traded and, as a result, trade in the over-the-counter (“OTC”) marketplace, which is less transparent than the exchange-traded marketplace. In addition, the Fund may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. The Fund’s investments in below investment grade instruments expose it to a substantial degree of credit risk and interest rate risk. The market for high yield securities has recently experienced periods of significant volatility and reduced liquidity. The market values of certain of these lower-rated and unrated debt investments tend to reflect individual corporate developments to a greater extent and tend to be more sensitive to economic conditions than those of higher-rated investments, which react primarily to fluctuations in the general level of interest rates. Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing. Major economic recessions such as those recently (and in some cases, currently) experienced globally may disrupt severely the market for such securities, and may have an adverse impact on the value of such securities and the ability of the issuers of such securities to repay principal and interest thereon, thereby increasing the incidence of default of such securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities.

Credit Risk

The Fund’s debt investments will be subject to the risk of non-payment of scheduled interest or principal by the Borrowers with respect to such investments. Such non-payment would likely result in a reduction of income to the Fund and a reduction in the value of the debt investments experiencing non-payment.

Although the Fund may invest in investments that the Adviser believes are secured by specific collateral, the value of which may exceed the principal amount of the investments at the time of initial investment, there can be no assurance that the liquidation of any such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment may be released without the consent of the Fund. The Fund may also invest in high yield instruments and other unsecured investments, each of which involves a higher degree of risk than senior loans. The Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of more senior creditors. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In this case, a portfolio company’s ability to repay the principal of an investment may be dependent upon a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn. As a result, companies that the Fund expected to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the shares and distributions on the shares can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders.

Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Prepayment Risk

Prepayment risk occurs when a debt investment held by the Fund can be repaid in whole or in part prior to its maturity. The amount of prepayable obligations in which the Fund invests from time to time may be affected by general business conditions, market interest rates, borrowers’ financial conditions and competitive conditions among lenders. In a period of declining interest rates, borrowers may prepay investments more quickly than anticipated, reducing the yield to maturity and the average life of the relevant investment. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases the relevant investment at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such investments at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and unscheduled prepayments will also accelerate the recognition of income which may be taxable as ordinary income to shareholders. In a period of rising interest rates, prepayments of investments may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change an investment that was considered short- or intermediate-term at the time of purchase into a longer-term investment. Since the value of longer-term investments generally fluctuates more widely in response to changes in interest rates than shorter-term investments, maturity extension risk could increase the volatility of the Fund. When interest rates decline, the value of an investment with prepayment features may not increase as much as that of other fixed-income instruments, and, as noted above, changes in market rates of interest may accelerate or delay prepayments and thus affect maturities.

Lender Liability Risk

A number of U.S. judicial decisions have upheld judgments obtained by Borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a stockholder to dominate or control a Borrower to the detriment of other creditors of such Borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Adviser may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

U.S. Government Debt Securities Risk

U.S. government debt securities generally do not involve the credit risks associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government debt securities are generally lower than the yields available from other securities. Like other debt securities, however, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. Since the magnitude of these fluctuations will generally be greater at times when the Fund’s average maturity is longer, under certain market conditions the Fund may, for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities.

Liquidity Risk

The Fund is a closed-end investment company structured as an “interval fund” and designed for long-term investors. Unlike many closed-end investment companies, the Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares and the Fund expects that no secondary market will develop. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer.

The Fund’s investments are also subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. The Fund may invest without limit in securities that, at the time of investment, are illiquid. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and fixed-income instruments are not readily marketable and may be subject to restrictions on resale. Loans and fixed-income instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and fixed-income instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and fixed-income instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, events occurring subsequent to an investment by the Fund, including, for example, withdrawals, changes in market, political or other relevant circumstances, may cause some loans and fixed-income instruments that were liquid at the time of acquisition to become illiquid or otherwise cause the Fund’s concentration in illiquid investments to increase.

Issuer Risk

The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk

The Fund’s NAV changes daily based on the performance of the securities and derivatives in which it invests. The Adviser’s judgments about the attractiveness, value and potential appreciation of particular asset classes and securities in which the Fund invests (directly or indirectly) may prove to be incorrect and may not produce the desired results. Additionally, the Adviser’s judgments about the potential performance of a private fund may also prove incorrect and may not produce the desired results.

Dependence on Key Personnel Risk

The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel, the information and deal flow they and others generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by the Adviser’s professionals. The loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund.

The Adviser’s principals and other key personnel possess substantial experience and expertise and have strong business relationships with members of the business community. Specifically, the Adviser’s key personnel have extensive experience and business relationships in the insurance industry. The loss of these personnel could jeopardize the Adviser’s relationships with members of the business community and could result in fewer investment opportunities for the Fund. For example, if any of the Adviser’s principals were to join or form a competing firm, the Fund’s results and financial condition could suffer.

Conflicts of Interest Risk

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) manage the assets of and/or provide advice to individual accounts, as well as to the Fund. The Fund has no interest in the activities of the Adviser’s other clients. In addition, the Adviser and its affiliates, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts in various investment opportunities, including in investment funds, private investment companies or other investment vehicles in which the Fund will have no interest. However, there are no affiliations or arrangements between the Adviser’s or its affiliates’ clients, the private funds in which the Fund invests and the asset managers to such private funds.

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s time and resources between the Fund and other investment activities; the allocation of investment opportunities by the Adviser and its affiliates (including client accounts managed by affiliates of the Adviser); compensation to the Adviser; services that may be provided by the Adviser, its investment professionals and its affiliates to issuers in which the Fund invests; investment by the Fund and other clients of the Adviser, subject to the limitations of the 1940 Act; the formation of additional investment funds by the Adviser or its affiliates; differing recommendations given by the Adviser to the Fund versus other clients of the Adviser and its affiliates; the Adviser’s use of information gained from issuers in the Fund’s portfolio investments by other clients, subject to applicable law; and restrictions on the Adviser’s use of non-public information with respect to potential investments by the Fund. The Adviser and/or its affiliates may from time to time obtain non-public information regarding certain issuers or other investment opportunities, which information may be material. As a result of the federal and state securities laws’ prohibition on trading on the basis of material non-public information, the Fund may be prohibited from buying or selling securities or pursuing a transaction or investment opportunity, which may result in a loss (actual or potential) to the Fund. See “Conflicts of Interest.”

Distribution Policy Risk

The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. A return of capital may also reduce a shareholder’s tax basis, resulting in higher taxes when the shareholder sells his shares, and may cause a shareholder to pay taxes even if he sells his shares for less than the original purchase price.

Repurchase Policy Risks

Quarterly repurchases by the Fund of its shares typically will be funded from borrowing proceeds, available cash or sales of portfolio securities. However, payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Adviser may take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase proceeds by selling investments, the Fund may hold a larger proportion of its gross assets in less liquid securities. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV.

Repurchases of shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets may increase the Fund’s expense ratio to the extent that additional shares are not sold. In addition, the repurchase of shares by the Fund may be a taxable event to shareholders.

Co-Investment Transactions

As a closed-end investment company, the Fund may be limited in its ability to invest in any portfolio company in which an affiliates’ other client has an investment. The Fund may also be limited in its ability to co-invest in a portfolio company with the Adviser or one or more of its affiliates. Some of these co-investments would only be permitted pursuant to an exemptive order from the SEC.

Legal and Regulatory Risks

Legal, tax and regulatory changes could occur that may adversely affect the Fund and its investment results, and/or some or all of the shareholders. Recent economic events have given rise to a political climate that may result in the Adviser and the Fund becoming subject to increased regulatory scrutiny and/or entirely new legal, tax or regulatory regimes both within the United States and in other countries in which the Fund may directly or indirectly invest. The Fund may be adversely affected as a result of new or revised legislation, or regulations imposed by the SEC, CFTC, IRS, Federal Reserve, other U.S. or non-U.S. tax or governmental regulatory authorities or self-regulatory organizations that supervise the financial markets.

The Fund and/or some or all of the shareholders also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. It is not possible to determine the extent of the impact of any new or revised laws, regulations or initiatives that may be proposed, or whether any of the proposals will become law. Compliance with any new laws or regulations could be more difficult and expensive, and may have a material adverse effect on the Fund and/or some or all of the shareholders.

The regulation of alternative investment management companies and investment funds (including private equity funds and hedge funds) is evolving, and changes in the regulation of alternative investment management companies and investment funds may adversely affect the ability of the Fund to pursue its investment objective. In addition, from time to time the market for private equity transactions has been adversely affected by regulatory pressures on providers of financing to reduce or eliminate their exposure to such transactions. It is not possible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become law and the consequences attendant therewith. Compliance with any new laws or regulations could be more difficult and expensive than compliance with existing regimes and may affect the manner in which the Fund conducts business. New laws or regulations may also subject the Fund or some or all of its shareholders to increased taxes or other costs. In addition, the market for private equity transactions has been adversely affected by a decrease in the availability of financing for transactions.

Each prospective investor should be aware that tax laws and regulations are changing on an ongoing basis, and such laws and regulations may be changed with retroactive effect. Moreover, the interpretation and application of tax laws and regulations by certain tax authorities may not be clear, consistent or transparent. Uncertainty in the tax law may require the Fund to accrue potential tax liabilities even in situations where the Fund and/or the shareholders do not expect to be ultimately subject to such tax liabilities. In that regard, accounting standards and/or related tax reporting obligations may change, giving rise to additional accrual and/or other obligations. Each prospective investor should also be aware that other developments in the tax laws of the United States or other jurisdictions where the Fund invests could have a material effect on the tax consequences to the shareholders, the Fund and/or the Fund’s direct and indirect subsidiaries discussed in this prospectus and that shareholders may be required to provide certain additional information to the Fund (which may be provided to the IRS or other taxing authorities) or may be subject to other adverse consequences as a result of such change in tax laws. In the event of any such change in law, each shareholder is urged to consult its own tax advisors.

Valuation Risk

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for loans or fixed-income instruments to trade. Loans and fixed-income instruments generally trade on an OTC market, which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when a loan or fixed-income instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Portfolio Turnover Risk

The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income. A high portfolio turnover may increase the Fund’s current and accumulated earnings and profits, resulting in a greater portion of the Fund’s distributions being treated as a dividend to the Fund’s shareholders. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

Wholly-Owned Subsidiary Risk

The Fund may invest up to 25% of its assets in the Subsidiary. The Fund, by investing in the Subsidiary, will not have all of the protections offered to investors in registered investment companies. However, the Fund wholly owns and controls its Subsidiary, and the Fund and its Subsidiary are both managed by the Adviser, making it unlikely that a subsidiary will take action contrary to the interests of a Fund or its shareholders. The Board has oversight responsibility for the investment activities of the Fund, including investment in the Subsidiary, and the Fund’s role as the sole shareholder of its subsidiary. Also, the Adviser, in managing the Subsidiary’s portfolio, will be subject to the same investment strategies, risks, investment restrictions and operational guidelines that apply to the Fund. Changes in the laws of the United States and/or the Cayman Islands, under which the Fund and its Subsidiary, respectively, are organized, could result in the inability of the Fund and/or Subsidiary to operate as described in this Prospectus and could negatively affect the Fund and its shareholders. For example, the Cayman Islands does not currently impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax on the Subsidiary. If Cayman Islands law changes such that a subsidiary must pay Cayman Islands taxes, Fund shareholders would likely suffer decreased investment returns.

Availability of Investment Opportunities; Competition

The activity of identifying, completing and realizing the types of investment opportunities targeted by the Adviser for the Fund is competitive and involves a significant degree of uncertainty. The Fund competes for investment opportunities with other investment companies and private investment vehicles, as well as the public debt markets, individuals and financial institutions, including investment banks, commercial banks and insurance companies, business development companies, strategic industry acquirers, hedge funds and other institutional investors, investing directly or through affiliates. Over the past several years, a number of such investment vehicles have been formed (and many such existing entities have grown in size). Additional entities with similar investment objectives may be formed in the future by other unrelated parties. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund. Such supply-side competition may adversely affect the terms upon which investments can be made by the Fund. Moreover, transaction sponsors unaffiliated with the Fund or the Adviser may be reluctant to present investment opportunities to the Fund because of its affiliation with the Adviser. There can be no assurance that the Adviser will be able to locate and complete investments which satisfy the Fund’s primary investment objectives or to realize upon their values.

Material Risks of Principal Methods of Analysis

The Adviser seeks to conduct reasonable and appropriate due diligence based on the facts and circumstances applicable to each investment. When conducting due diligence and making an assessment regarding an investment for the Fund, the Adviser relies on available resources, including information provided by the target of the investment and, in some circumstances, third-party investigations. As a result, the due diligence process may at times be subjective with respect to recently organized companies for which only limited information is available. Accordingly, the Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful. There can be no assurance that the projected results of an investment opportunity will be achieved for the Fund, and actual results may vary significantly from the projections. General economic, natural, and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections. Assumptions or projections about asset lives; the stability, growth, or predictability of costs; demand; or revenues generated by an investment or other factors associated therewith may, due to various risks and uncertainties including those described herein, differ materially from actual results.

Market Developments

Although the market is not currently experiencing the same levels of disruption as during 2008 to 2009, extreme volatility or market disruption may recur in the future. Instability in the credit markets may make it more difficult for a number of issuers of debt securities to obtain financing or refinancing for their investment or lending activities or operations. In particular, because of volatile conditions in the credit markets, issuers of debt securities may be subject to increased cost for debt, tightening underwriting standards and reduced liquidity for loans they make, securities they purchase and securities they issue.

For example, certain Borrowers may, due to macroeconomic conditions, be unable to repay secured loans. A Borrower’s failure to satisfy financial or operating covenants imposed by lenders could lead to defaults and, potentially, termination of the secured loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the Borrower’s ability to meet its obligations under its debt securities. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Borrower. In addition, if one of the Borrowers were to commence bankruptcy proceedings, even though the Fund may have structured its interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize the Fund’s debt holding and subordinate all or a portion of its claim to that of other creditors. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. A recession, such as the current recession, could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and the value of the Fund’s assets.

These developments may increase the volatility of the value of securities owned by the Fund. These developments also may make it more difficult for the Fund to accurately value its securities or to sell its securities on a timely basis. These developments could adversely affect the ability of the Fund to use leverage for investment purposes and increase the cost of such leverage, which would reduce returns to the holders of shares. These developments also may adversely affect the broader economy, which in turn may adversely affect the ability of issuers of securities owned by the Fund to make payments of principal and interest when due, leading to lower credit ratings of the issuer and increased defaults by the issuer. Such developments could, in turn, reduce the value of securities owned by the Fund and adversely affect the NAV.

Government Intervention in the Financial Markets

The recent instability in the financial markets has led the U.S. government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take additional actions that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable. Borrowers under secured loans held by the Fund may seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objectives. The Adviser will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so.

Anti-Takeover Provisions

The Fund’s Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. These provisions could deprive the holders of shares of opportunities to sell their shares at NAV.

Complex Transactions/Contingent Liabilities/Guarantees and Indemnities

The Adviser may pursue complex investment opportunities for the Fund, which may involve substantial business, regulatory or legal complexity. Such complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Additionally, in connection with certain transactions, the Fund may be required to make representations about the business and financial affairs of a portfolio company, provide guarantees in respect of payments by portfolio companies and other third parties and provide indemnities against losses caused by portfolio companies and other third parties. The Fund may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities by the Fund, even after the disposition of an investment and ultimately in material losses.

Uncertain Tax Treatment

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in order to seek to ensure that it distributes sufficient income to ensure that it does not become subject to U.S. federal income or excise tax.

Risks Relating to the Fund’s RIC Status

To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements. Very generally, in order to qualify as a RIC, the Fund must derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership or other income derived with respect to its business of investing in stock or other securities and currencies. The Fund must also meet certain asset diversification requirements at the end of each quarter of each of its taxable years. Failure to meet these diversification requirements on the last day of a quarter may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. Any such dispositions could be made at disadvantageous prices or times, and may result in substantial losses to the Fund. In addition, in order to be eligible for the special tax treatment accorded RICs, the Fund must meet the annual distribution requirement, requiring it to distribute with respect to each taxable year at least 90% of the sum of its “investment company taxable income” (generally its taxable ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any) and its net tax-exempt income (if any), to its shareholders. If the Fund fails to qualify as a RIC for any reason and becomes subject to corporate tax, the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution and the amount of its distributions. Such a failure would have a material adverse effect on the Fund and its Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions in order to re-qualify as a RIC.

RIC-Related Risks of Investments Generating Non-Cash Taxable Income

Certain of the Fund’s investments will require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt obligations that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, borrow, raise additional equity capital, make taxable distributions of its shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, its shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board of Trustees is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board consists of four individuals, three of whom are not “interested persons” (as defined under the 1940 Act) of the Fund, the Adviser, or the Fund’s Distributor (“Independent Trustees”). The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliates during the past five years, as well as a description of the Board’s committee and leadership structure, are set forth under “Management” in the SAI.

Investment Adviser

Alpha Growth Management, LLC, located at 500 Newport Center Drive, Ste 680, Newport Beach, California 92660, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Advisers Act. The Adviser was formed in November 2021 and is a wholly owned subsidiary of Alpha Growth PLC. As of December 31, 2021, Alpha Growth and its affiliates had assets under management of approximately $340m. Alpha Growth Plc was established in 2015 by insurance and asset management professionals to provide specialist advisory and asset management services in the multi-billion dollar longevity asset management and investment business and is listed on the London Stock Exchange (LSE: ALGW and OTCQB: ALPGF).

Under the general supervision of the Board of Trustees, the Adviser carries out the investment and reinvestment of the net assets of the Fund and its Subsidiary, furnishes continuously an investment program with respect to the Fund and its Subsidiary, and determines which securities should be purchased, sold or exchanged. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment, and personnel for servicing the management of the Fund. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection. The Adviser compensates all Adviser personnel who provide services to the Fund.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement will be included in the Fund’s annual report to shareholders for the period ended September 30, 2022.

Pursuant to the Advisory Agreement, the Adviser is entitled to receive, on a monthly basis, an annual advisory fee from the Fund equal to 1.50% of the Fund’s average daily net assets.

The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2024 to waive its management fees and to pay or absorb the ordinary operating expenses of the Fund and the organizational and offering expenses of the Fund (excluding interest, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses, distribution and shareholder servicing fees, and extraordinary expenses), to the extent that its management fees plus the Fund’s expenses exceed 2.40% per annum of the Fund’s average daily net assets attributable to Class I Shares and Class A Shares. The Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three years from the date the Adviser waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation, and the repayment is approved by the Board of Trustees. See “Management of the Fund – Trustees and Officers.”

Investment Adviser Portfolio Managers

Gobind Sahney. Mr. Sahney has served as portfolio manager of the Fund since September 2022. Mr. Sahney is a principal of the Adviser and Chairman and CEO of Alpha Growth PLC and Director of Alpha Longevity Management Limited, an investment management company regulated and licensed by the Financial Services Commission of the British Virgin Islands. He has performed at senior executive level within multiple organizations that specialize in distressed debt and discounted assets totaling in excess of $750m across North America, Europe and the UK. Prior to founding Alpha Growth PLC in 2015 Mr. Sahney was the Chairman of Stratmin Global Resources plc from 2011 to 2014. His involvement began with its investment and turnaround which consisted of £2 million in distressed assets. As Chairman, he organized and executed a turnaround through the liquidation of those assets and the identification and reverse takeover of a mining company and the associated multi-million pound fundraise. As principal of GO Services LLC, a multi-national distress debt asset manager, from 1998 to 2015, he has spoken as a subject matter expert on distressed debt and discounted asset investing at ACA International conferences in the US, and at Credit Services Association conferences in the UK. Mr. Sahney is a graduate of Babson College, Wellesley, Massachusetts, and holds a Bachelors degree in accounting and finance. He also served on the board of trustees of Babson College from 2001 to 2010.

Jason Sutherland. Mr. Sutherland has served as portfolio manager of the Fund since September 2022 and is the founder and Senior Partner of Citadel Legal Services LLC, and represents clients across North America, Europe and Asia, predominantly within the insurance backed assets industry. Additionally, since 2013, Mr. Sutherland has served as the Senior Vice President of Capital Markets and Senior Counsel for DRB Financial Solutions which is majority owned by the Blackstone Tactical Opportunities Group. Since joining DRB in 2015, Mr. Sutherland has negotiated and structured multiple warehousing facilities of up to $600m. He also launched the first ever AAA rated placements of mortality backed linked annuity receivables totaling $151m. Mr. Sutherland recently ran $3bn of policies under the Lamington Road Fund in Dublin, Ireland which was acquired by Emergent Capital, ran Citadel’s London office at the same time, and was Managing Director of DLP funding group out of London under Peach Holdings LLC, with $1.5bn under management. Prior to that Mr. Sutherland spent 12 years with the Peach Holdings Group, most recently as Managing Director of Legal and operations for Peachtree Asset Management based in London and Luxembourg, a Global leader in uncorrelated investments for institutional clients, where he obtained FCA approval, guiding the fundraising efforts, and coordinating with regulatory bodies in UK, US, Cayman Islands, Luxembourg and Ireland. Mr. Sutherland received his Juris Doctorate in Boston in 1999 and was subsequently admitted to the State Bar of Georgia. Mr. Sutherland is also a member of the New York Bar, United States Supreme Court, Georgia Supreme Court among others, and maintains an FCA CF1, CF3, CF10 and CF11.

The SAI provides additional information about each Portfolio Manager’s compensation, other accounts managed and ownership of Fund shares.

Investment Sub-Adviser

The Adviser has engaged Haven Asset Management (Interval Funds) LLC, located at 537 Steamboat Road, Suite 302, Greenwich, Connecticut 06830, to act as investment sub-adviser to the Fund pursuant to an investment sub-advisor agreement between the Adviser and Sub-Adviser. The Adviser has delegated investment discretion for a portion of the Fund’s portfolio to the Sub-Adviser, which includes uninvested cash that the Sub-Adviser manages by investing in highly liquid high yield assets. For its management of a portion of the portfolio, the Sub-Adviser received fees paid by the Adviser. The Fund does not pay any sub-advisory fees. The Sub-Adviser is registered with the SEC under the Advisers Act. The Sub-Adviser was formed in September 2021. The Sub-Adviser is owned by Max Holmes, who is also its portfolio manager.

A discussion regarding the basis for the Board of Trustees’ approval of the Sub-Advisory Agreement will be included in the Fund’s first annual report to shareholders for the period ended September 30, 2022.

Sub-Adviser Portfolio Manager

Max Holmes. Mr. Holmes, the Chief Investment Officer of the Sub-Advisor, has a long record of investment experience, particularly in the fixed income markets, and has been previously associated with three registered investment advisors: (1) Jan 2002 to May 2005, Managing Director and portfolio manager at D. E. Shaw & Co., L.P., one of the largest hedge fund managers in the world, currently with $37.6 billion of AUM; (2) May 2005 to May 2012, Founder and Chief Investment Officer of Plainfield Asset Management LLC, with peak $5.4 billion of peak AUM (de-registered in good standing); and (3) March 2019 to May 2020, Chief Investment Officer of Haven Asset Management (Insurance) LLC (de-registered in good standing when the affiliated insurance company client was to be sold). Since January 2015, Mr. Holmes has been a Senior Advisor to American Industrial Partners, a private equity fund manager and registered investment advisor, currently with $8.0 billion of AUM. Mr. Holmes also previously held senior positions with RBC Capital Markets, Gleacher NatWest Inc. and Salomon Brothers Inc (in New York) and Drexel Burnham Lambert (in Beverly Hills, California). Mr. Holmes started his career as a practicing attorney with Vinson & Elkins (in Houston Texas). Mr. Holmes received a J.D. from Columbia Law School in 1984, an M.B.A. from Columbia Business School in 1984, and a B.A. from Harvard College in 1981. Since 1993, Max Holmes has taught "Bankruptcy and Reorganization" at Stern Graduate School of Business at New York University, where he remains an Adjunct Professor of Finance.

The SAI provides additional information about each Portfolio Manager’s compensation, other accounts managed and ownership of Fund shares.

Administrator and Accounting Agent

ALPS Fund Services, Inc. which has its principal office at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as administrator and fund accountant for the Fund pursuant to a Fund Administration and Fund Accounting Agreement (the “Administration Agreement”) with the Trust and subject to the supervision of the Board. The Administrator is primarily in the business of providing administrative, fund accounting and transfer agent services to retail and institutional mutual funds.

Transfer Agent

SS&C GIDS, Inc, located at 1290 Broadway, Suite 1000, Denver, CO 80203, and an affiliate of the Administrator, serves as the transfer agent and registrar for the Fund.

Custodian

UMB Bank, N.A., with principal offices at 1010 Grand Boulevard, Kansas City, MO 64106, serves as custodian for the securities and cash of the Fund’s portfolio.  Under a Custody Agreement, the Custodian holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Control Persons

A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. As of November 1, 2022, there were no shareholders that owned more than 25% of the Fund’s outstanding shares.

DETERMINATION OF NET ASSET VALUE

The NAV and offering price (NAV plus any applicable sales charges) of shares is determined as of the close of the New York Stock Exchange (“NYSE”) (normally 4:00 p.m. Eastern Time) on daily on the days that the NYSE is open for business and at such other times as determined by the Board. NAV per share is computed by determining the aggregate market value of all assets of the Fund less its liabilities divided by the total number of the Fund’s shares outstanding ((asset-liabilities)/number of shares=NAV per share) attributable to the Fund. The NYSE is closed on weekends and New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The NAV takes into account the expenses and fees of the Fund, including investment advisory, administration, shareholder servicing, and any distribution fees, which are accrued daily. The determination of NAV of the Fund for a particular day is applicable to all applications for the purchase of shares received by the Fund (or an authorized broker or agent, or its authorized designee) before the close of trading on the NYSE on a day the Fund calculates its NAV.

Generally, securities are valued each day at the last quoted sales price on each security’s principal exchange. Securities traded or dealt in upon one or more securities exchanges (whether domestic or foreign) for which market quotations are readily available and not subject to restrictions against resale shall be valued at the last quoted sales price on the primary exchange or, in the absence of a sale on the primary exchange, at the mean between the current bid and ask prices on such exchange. Securities primarily traded in the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) National Market System for which market quotations are readily available shall be valued using the NASDAQ Official Closing Price. Securities that are not traded or dealt in any securities exchange (whether domestic or foreign) and for which over-the-counter market quotations are readily available generally shall be valued at the last sale price or, in the absence of a recent sale, at the mean between the current bid and ask price on such over-the-counter market.

Debt securities and other instruments not traded on an exchange may be valued based on prices supplied by a pricing agent(s), based on broker or dealer supplied valuations, based on model pricing, or based on matrix pricing, which is a method of valuing securities or other assets by reference to the value of other securities or other assets with similar characteristics, such as rating, interest rate and maturity. If market quotations are not readily available, securities or other assets will be valued at their fair market value as determined using the “fair value” procedures approved by the Board. In these cases, the Fund’s NAV will reflect certain portfolio investment’s fair value rather than their market price. Fair value pricing involves subjective judgments and it is possible that the fair value determined for an investment may be materially different than the value that could be realized upon the sale of that investment. The fair value prices can differ from market prices when they become available or when a price becomes available.

The Adviser will prepare, and the Board will oversee, the valuation of the Fund’s assets in accordance with the valuation procedures approved by the Board (the “Valuation Procedures”). In the case of securities or other instruments for which market quotations are not readily available, the Fund’s Fair Value Committee, comprised of the Fund’s Treasurer and representatives of the Adviser, will oversee such valuations, which shall be reported to the Board on a quarterly basis.

The Fund may use independent pricing services to assist in calculating the value of certain of the Fund’s investments. The Adviser has engaged one or more independent third-party valuation specialists to assist in valuing such securities in certain circumstances where a market price is not readily available.

The prices provided by a pricing service or independent dealers or the fair value determinations made by the valuation committee of the Board of Trustees may be different from the prices used by other funds or from the prices at which securities are actually bought and sold. The prices of certain securities provided by pricing services may be subject to frequent and significant change, and will vary depending on the information that is available. Pricing services that value fixed-income securities generally utilize a range of market-based and security specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Investments may transact in a negotiated manner via appointment, auction, offer or bid wanted in competition. Transaction price and valuation may vary positively or negatively by position size, asset type, investment holding period constraints and modeled cash flow assumptions. The Fund’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers. Pricing services generally value debt securities assuming orderly transactions of an institutional size, but such securities may be held or transactions may be conducted in such securities in smaller sizes. Investment size can influence price in negotiated markets and result in the same security having a wide range of prices. Standalone smaller investment positions often trade at lower prices than larger institutional positions.

All of these factors may be subject to adjustments based upon the particular circumstances of an investment or the Fund’s actual investment position.

Because the Fund may invest in foreign securities that are primarily listed on foreign exchanges that may trade on weekends or other days when the Fund does not price its shares, the value of the Fund’s portfolio may change on days when you may not be able to buy Fund shares or have them repurchased. In computing the NAV of the Fund, the Adviser values foreign securities held by the Fund at the latest closing price on the exchange in which they are traded immediately prior to closing of the NYSE. Prices of foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. If events materially affecting the value of a security in the Fund’s portfolio occur before the Fund prices its shares, the security will be valued at fair value. For example, if trading in a portfolio security is halted and does not resume before the Fund calculates its NAV, the Adviser may need to price the security using the Fund’s fair value pricing guidelines. Without a fair value price, short-term traders could take advantage of the arbitrage opportunity and dilute the NAV of long-term investors. Fair valuation of the Fund’s portfolio securities can serve to reduce arbitrage opportunities available to short-term traders, but there is no assurance that fair value pricing policies will prevent dilution of the Fund’s NAV by short-term traders.

With respect to any portion of the Fund’s assets that are invested in one or more open-end management investment companies that are registered under the 1940 Act, the Fund’s NAV is calculated based upon the net asset values of the registered open-end management investment companies in which each Fund invests, and the prospectuses for these companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing.

CONFLICTS OF INTEREST

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager’s management of a fund’s investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of service providers, including loan servicer, custodian, and brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or “soft dollars,” if any).  Some of these service providers may be affiliated with the Adviser. The Adviser has adopted policies and procedures in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.  These policies and procedures generally require that the Adviser distributes investment opportunities among client accounts in a fair and equitable manner (e.g., on a pro rata or rotational basis, relative to the size of the order) and seek best execution for securities transactions executed on the Fund’s behalf. Opportunities are generally allocated on the basis of capital available for such investments and other relevant factors particular to the accounts, including, but not limited to, investment restrictions, tax and U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), considerations and other regulatory considerations, risk parameters, existence of a pre-existing position, desire to avoid creation of odd lot positions, de minimis allocations, and other factors including the appropriate overall composition of each portfolio.

As a closed-end investment company, the Fund may be limited in its ability to invest in any portfolio company in which an affiliates’ other client has an investment. The Fund may also be limited in its ability to co-invest in a portfolio company with the Adviser or one or more of its affiliates. Some of these co-investments would only be permitted pursuant to an exemptive order from the SEC. For additional information about conflicts of interest relevant to the Fund, see “Conflicts of Interest” in the SAI.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at NAV no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below).  The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act).  Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”).  Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the Repurchase Request Deadline.  Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline.  The time between the notification to shareholders and the Repurchase Request Deadline is generally 30 days, but may vary from no more than 42 days to no less than 21 days.  Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Deadline, which will be no more than seven days after the Repurchase Pricing Date.  The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board of Trustees, or a committee thereof, in its sole discretion, will determine the number of shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline.  However, investors should not assume that any repurchase offers will be made in amounts in excess of 5% of Fund shares.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

Notice to Shareholders

Approximately 30 days (but no less than 21 days and more than 42 days) before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”).  The Shareholder Notification contains important information regarding dates and the procedures applicable to shareholders who wish to participate in a quarterly repurchase offer.

Repurchase Price

The repurchase price of the shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call (877) 774-7724 to learn the NAV. Currently, the Board has determined that the Fund’s NAV shall be determined daily following the close of the New York Stock Exchange. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. The Fund shall permit repurchase requests to be withdrawn or modified at any time until the Repurchase Request Deadline, but shall not permit repurchase requests to be withdrawn or modified after the Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Deadline, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company (“RIC”) under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board of Trustees has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board of Trustees will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money or use proceeds from the issuance of shares of preferred stock to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise decrease less than proportionally (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to transfer shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

For additional information about the Fund’s quarterly repurchase offers, see “Quarterly Repurchase Offers” in the SAI.

DISTRIBUTION POLICY

The Fund’s distribution policy is to make quarterly distributions to shareholders. If, for any distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, the difference will generally be a tax-free return of capital distributed from the Fund’s assets. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets).

This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain. The initial distribution will be declared on a date determined by the Board. If the Fund’s investments are delayed, the initial distribution may consist principally of a return of capital. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Policy.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each period. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. For example, if any portion of the distribution amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and, unless specified in any such written disclosure should not assume that the source of any distribution from the Fund is net profit.

A return of capital is not taxable to a shareholder unless it exceeds a shareholder’s tax basis in the shares. Returns of capital reduce a shareholder’s tax cost (or “tax basis”). Once a shareholder’s tax basis is reduced to zero, any further return of capital would be taxable. Shareholders should note that return of capital will reduce the tax basis of their shares. As required under the 1940 Act, the Fund will provide a notice to shareholders at the time of distribution when such distribution does not consist solely of net income. Additionally, each distribution payment will be accompanied by a written statement which discloses the source or sources of each distribution. The Fund will provide disclosures, with each distribution, that estimate the percentages of the current and year-to-date distributions that represent (1) net investment income, (2) capital gains and (3) return of capital. Each year, shareholders subject to IRS reporting will be notified of the source of the Fund’s distributions on a Form 1099. At the end of the year, the Fund may be required under applicable law to re-characterize distributions made previously during that year among (1) ordinary income, (2) capital gains and (3) return of capital for tax purposes. An additional distribution may be made in December, and other additional distributions may be made with respect to a particular fiscal year in order to comply with applicable law.

The Board reserves the right to change the quarterly distribution policy from time to time.

DIVIDEND REINVESTMENT POLICY

The Fund operates under a dividend reinvestment policy administered by the Transfer Agent. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the Fund.

Shareholders automatically participate in the dividend reinvestment policy, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Alpha Alternative Assets Fund, c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment policy. Under the dividend reinvestment policy, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment policy.  Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned.  The Fund will issue certificates in its sole discretion.  The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment policy, the Transfer Agent will administer the dividend reinvestment policy on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment policy.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment policy, nor shall they have any duties, responsibilities or liabilities except as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment policy. There is no direct service charge to participants with regard to purchases under the dividend reinvestment policy; however, the Fund reserves the right to amend the dividend reinvestment policy to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment policy should be directed to the Transfer Agent at Alpha Alternative Assets Fund, c/o UMB Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203. Certain transactions can be performed by calling the toll free number (877) 774-7724.

U.S. FEDERAL INCOME TAX MATTERS

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this Prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan.  In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes. The following does not address special tax rules applicable to certain types of investors, such as financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities (including S corporations), persons holding shares of the Fund’s common stock in connection with a hedging, straddle, conversion or other integrated transactions, persons engaged in a trade or business in the United States or persons who have ceased to be U.S. citizens or to be taxed as resident aliens, corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. Net capital gain for a fiscal year is computed by taking into account any capital loss carry forward of the Fund. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements.

The Fund intends to distribute all of its net investment income, any excess of net short-term capital gains over net long-term capital losses, and any excess of net long-term capital gains over net short-term capital losses in accordance with the timing requirements imposed by the Code and therefore should generally not be required to pay any federal income or excise taxes. Distributions of net investment income will be made quarterly and net capital gain will be made after the end of each fiscal year, and no later than December 31 of each year. Both types of distributions will be in shares of the Fund unless a shareholder elects to receive cash.

To be treated as a RIC under Subchapter M of the Code, the Fund must also (a) derive at least 90% of its gross income (the “Income Test”) from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies, and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund’s assets is represented by cash, U.S. government securities and securities of other RICs, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Fund’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities of (other than U.S. government securities or the securities of other RICs) any one issuer, two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

Some of the income and fees that the Fund will recognize may not satisfy the Income Test. In order to ensure that such income and fees do not disqualify the Fund as a RIC for a failure to satisfy such test, the Fund may be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce the Fund’s return on such income and fees.

The Fund intends to make distributions of investment company taxable income after payment of the Fund’s operating expenses no less frequently than annually. Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment policy.  For U.S. federal income tax purposes, all dividends are generally taxable. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset).  A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. Given the Fund’s investment strategies, it is not anticipated that a significant portion, if any, of the Fund’s income will be eligible to be designated as qualified dividend income.  The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. The Fund will provide shareholders with a written notice reporting the amount of any capital gain distributions and any other distributions.

If the Fund fails to qualify as a RIC under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such, the Fund would be required to pay income taxes on its net investment income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Fund generally would not be liable for income tax on the Fund’s net investment income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Fund’s net investment income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

The Fund is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and capital gain under a prescribed formula contained in Section 4982 of the Code. The formula generally requires payment to shareholders during a calendar year of distributions representing an amount at least equal to the sum of (i) 98% of the Fund’s ordinary income for the calendar year (taking into account certain deferrals and elections) (ii) at least 98.2% of its capital gain net income (i.e., the excess of its capital gains over capital losses, adjusted for certain ordinary losses) realized during the one-year period ending October 31 during such year and (iii) 100% of any income that was neither distributed nor taxed to the Fund during the preceding calendar year. Under ordinary circumstances, the Fund generally expects to time its distributions so as to avoid liability for this tax.

The Fund will inform its shareholders that are subject to IRS reporting of the source and tax status of all distributions promptly after the close of each calendar year.

Distributions of taxable net investment income and the excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income.

Distributions of net capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Fund have been held by such shareholders.

The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income in connection with its liquidation of portfolio securities to fund share repurchases. Any such income would be taken into account in determining whether the distribution requirements are satisfied, and to the extent that additional distributions are required, could generate additional taxable income for those shareholders receiving such additional distributions, either as ordinary income or long-term capital gain, as described above. Furthermore, if the Fund is unable to liquidate portfolio securities in a manner that would enable the Fund to meet the income and asset diversification tests, the Fund could fail to qualify as a RIC, with the adverse consequences as set forth above.

The repurchase of the Fund’s shares may result in a taxable gain or loss to a tendering shareholder. Different tax consequences may apply to tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her shares, such repurchase may not be treated as an exchange for U.S. federal income tax purposes, and may instead constitute a distribution subject to evaluation as a deemed dividend. Alternatively, shareholders who tender all of their shares (including shares deemed owned by such shareholders through application of the constructive ownership rules) will be treated as having sold their shares and generally will realize a capital gain or loss. A sale of Fund shares by a shareholder will generally result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the same of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Adjusted cost basis information is required for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

All distributions of taxable net investment income and net capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to these reporting requirements. Investing in municipal bonds and other tax-exempt securities is not a principal investment strategy of the Fund. Nonetheless, to the extent the Fund invests in municipal bonds that are not exempt from the alternative minimum tax, some shareholders may be subject to the alternative minimum tax. Investors should consult their tax advisers for more information.

If Fund shares are repurchased by the Fund, the shareholder generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in the shares. Such gain or loss is treated as capital gain or loss if the shares were held as capital assets. Such gain or loss will generally be long-term capital gain or loss if the shareholder held the shares for more than one year, and would be short-term capital gain or loss if the shareholder did not hold the shares for more than one year. However, any loss realized upon the repurchase of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of amounts treated as capital gain dividends during such six-month period. All or part of any loss realized upon a repurchase of shares may be disallowed to the extent such shareholder purchases shares within 30 days before or after such repurchase. Under certain circumstances, if fewer than all of a shareholder’s shares are repurchased, or a shareholder does not tender shares in a repurchase offer, the repurchase may be treated for U.S. federal income tax purposes as a dividend, rather than a sale of the repurchased shares. Prospective shareholders should consult with their own tax advisers regarding the taxation of share repurchases.

Under the Code, the Fund will be required to report to the Internal Revenue Service all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of Fund shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of taxable net investment income and net capital gain and proceeds from the redemption or exchange of the shares of a RIC may be subject to withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers and with required certifications regarding their status under the federal income tax law, or if the Fund is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on May 9, 2019. The Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest (subject to the receipt of exemptive relief from the SEC, as described below). The Trustees have authorized an unlimited number of shares.  The Fund does not intend to hold annual meetings of its shareholders. The summary of the terms of the Declaration of Trust herein and elsewhere in the Prospectus and SAI is qualified entirely by the terms and conditions of the Declaration of Trust, which is incorporated by reference herein, is on file with the SEC and should be read carefully and retained for future reference.

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. The Fund offers one class of shares of beneficial interest, but is authorized under the Declaration of Trust to issue multiple classes of shares.  The Fund may file an application with the SEC to receive exemptive relief to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges.  An investment in any share class of the Fund represents an investment in the same assets of the Fund.

Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board of Trustees. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the Fund. See “Dividend Reinvestment Policy.” The 1940 Act may limit the payment of dividends to the holders of shares.

All shares of the Fund have the same rights and are identical in all material respects. Fractional shares have proportionately the same rights, including voting rights, as are provided for a full share.  In addition, each share of the Fund is entitled to participate equally with other shares (i) in dividends and distributions declared by the Fund and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities. Shares of the Fund are fully paid and non-assessable when issued and have no pre-emptive, conversion or exchange rights.

Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

As described in more detail in the Declaration of Trust, no shareholder may bring a derivative action unless the following conditions are met: (i) prior to the commencement of an action, the shareholder has made a written demand to the Trustees requesting that the Trustees file cause the Fund to file the action itself; (ii) the complaining shareholders are shareholders of the Fund or affected class at the time the written demand is made; and (iii) the complaining shareholders collectively own at least 10% of the outstanding shares of the Fund or affected class. After the Trustees receive a written demand duly submitted, the Trustees will review such demand and determine whether the demand should be rejected or if a suit should be maintained. The provisions contained in the Declaration of Trust related to derivative actions do not apply to claims arising under the federal securities laws.

Unless the Fund consents in writing to the selection of an alternative forum, any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, as described in more detail in the Fund’s Declaration of Trust, shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction. As such, shareholders may have to bring suit in an inconvenient and less favorable forum. Further, each Trustee, officer and shareholder waives any and all right to trial by jury in any such claim, suit, action or proceeding. This exclusive jurisdiction provision does not apply to claims arising under the federal securities laws.

The Fund generally will not issue share certificates. However, upon written request to the Fund’s transfer agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Fund’s transfer agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board of Trustees, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund.  The Trustees are elected for indefinite terms and do not stand for reelection.  A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter.  The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation.  Reference should be made to the Declaration of Trust, which will be filed with the SEC by amendment, for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc. (the “Distributor”) serves as the Fund’s principal underwriter, within the meaning of the 1940 Act, and acts as the distributor of the Fund’s shares on a reasonable efforts basis, subject to various conditions.  The Fund’s shares are offered for sale through the Distributor at NAV.  The Distributor also may enter into selected dealer agreements with other broker-dealers for the sale and distribution of the Fund’s shares.  No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its reasonable efforts to sell the shares.  Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund shares. The Distributor is an affiliate of the Fund’s Administrator.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources (which may include the Adviser’s legitimate profits from the advisory fee it receives from the Fund), may pay additional compensation to brokers or dealers in connection with the sale and distribution of Fund shares (the “Additional Compensation”).  In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives.  The Additional Compensation may differ among brokers or dealers in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the broker or dealer, or determined in some other manner.  The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors may buy and sell shares of the Fund through financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, “Financial Intermediaries”). These Financial Intermediaries may be authorized to designate other intermediaries to receive orders on the Fund’s behalf. The Fund is deemed to have received an order when the Financial Intermediary, or if applicable, an intermediary’s authorized designee, receives the order in good order. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business on the days the Fund calculates NAV, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Alpha Alternative Assets Fund to:

Alpha Alternative Assets Fund
c/o ALPS Fund Services, Inc.
1290 Broadway, Suite 1000

Denver, CO 80203

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, post-dated on-line bill pay checks, or any conditional purchase order or payment.

It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at (877) 774-7724 for wiring instructions and to notify the Fund that a wire transfer is coming.  Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds.

Before sending a wire, investors must contact the Transfer Agent at (877) 774-7724 to advise them of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the transfer agent and custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Program — Subsequent Investments

You may participate in the Fund’s automatic investment program, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments on specified days of each month into your established Fund account. Please contact the Fund at (877) 774-7724 for more information about the Fund’s automatic investment program.

By Telephone

Investors may purchase additional shares of the Fund by calling (877) 774-7724.  If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, the Fund, or its designee, will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call the Transfer Agent at (877) 774-7724 for additional assistance when completing an application.

If the Fund, or its designee does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Share Class Considerations

When selecting a share class, you should consider the following:

•	which share classes are available to you;
•	the amount you intend to invest;

•	how long you expect to own the shares; and
•	total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Class A Shares

Class A shares are sold at the prevailing net asset value per Class A share plus the applicable sales load (which may be reduced as described below); however, the following are additional features that should be taken into account when purchasing Class A shares:

• a minimum initial investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of at least $100 for regular accounts and $50 for retirement plan accounts;

• a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class A shares; and

• Investors in Class A shares may pay a sales load based on the amount of their investment up to 5.75%, as set forth in the table below. A reallowance will be made by the Distributor from the sales load paid by each investor. There are no sales loads on reinvested distributions. The Fund reserves the right to waive sales loads. The following sales loads apply to your purchases of Class A shares of the Fund:

Amount Purchased	Broker Commission / Dealer Reallowance	Sales Load as % of Offering Price	Sales Load as % of Amount Invested
Under $100,000	5.00%	5.75%	6.10%
$100,000-$249,999	4.00%	4.75%	4.99%
$250,000-$499,999	3.00%	3.75%	3.90%
$500,000-$999,999	2.00%	2.50%	2.56%
$1,000,000 and above	0.00%*	0.00%	0.00%

* Selling brokers, or other financial intermediaries that have entered into intermediary agreements with the Distributor may receive a commission of up to 1.00% of the purchase price of Class A shares.

You may be able to buy Class A shares without a sales charge (i.e. “load-waived”) when you are:

• reinvesting dividends or distributions;

• participating in an investment advisory or agency commission program under which you pay a fee to an investment advisor or other firm for portfolio management or brokerage services;

• exchanging an investment in Class A (or equivalent type) shares of another fund for an investment in the Fund;

• a current or former director or Trustee of the Fund;

• an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings, and any dependent of the employee, as defined in section 152 of the Internal Revenue Code) of the Advisor or its affiliates or of a broker-dealer authorized to sell shares of the Fund; or

• a client of the Advisor; or

• purchasing shares through a financial services firm (such as a broker-dealer, investment advisor or financial institution) that has a special arrangement with the Fund.

In addition, concurrent purchases of Class A shares by related accounts may be combined to determine the application of the sales load. The Fund will combine purchases made by an investor, the investor’s spouse or domestic partner, and dependent children when it calculates the sales load.

It is the investor’s responsibility to determine whether a reduced sales load would apply. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of the purchase order. If you purchase Class A shares directly from the Fund, you must notify the Fund in writing. Otherwise, notice should be provided to the Financial Intermediary through whom the purchase is made so they can notify the Fund.

Right of Accumulation

For the purposes of determining the applicable reduced sales charge, the right of accumulation allows you to include prior purchases of Class A shares of the Fund as part of your current investment as well as reinvested dividends. To qualify for this option, you must be either:

•       an individual;

•       an individual and spouse purchasing shares for your own account or trust or custodial accounts for your minor children; or

•       a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403 or 457 of the Internal Revenue Code, including related plans of the same employer.

For example, the following illustrates the operation of the right of accumulation:

If a shareholder owned Class A shares of the Fund through an investment of $99,999 (including sales charge), and wished to purchase additional Class A shares of the Fund through an investment of $50,000 (including sales charge), the sales charge applicable on the $50,000 purchase would be at the 4.75% rate, rather than the 5.75% rate that would otherwise apply to a $50,000 purchase. The discount will be applied to the current purchase (i.e., the $50,000 purchase), not to any previous transaction.

If you plan to rely on this right of accumulation, you must notify the Fund’s distributor at the time of your purchase. You will need to give the Distributor your account numbers. Existing holdings of family members or other related accounts of a shareholder may be combined for purposes of determining eligibility. If applicable, you will need to provide the account numbers of your spouse and your minor children as well as the ages of your minor children.

Letter of Intent

The letter of intent allows you to count all investments within a 13-month period in Class A shares of the Fund as if you were making them all at once for the purposes of calculating the applicable reduced sales charges. The minimum initial investment under a letter of intent is 5% of the total letter of intent amount. The letter of intent does not preclude the Fund from discontinuing sales of its shares. You may include a purchase not originally made pursuant to a letter of intent under a letter of intent entered into within 90 days of the original purchase. To determine the applicable sales charge reduction, you also may include (1) the cost of Class A shares of the Fund which were previously purchased at a price including a front end sales charge during the 90-day period prior to the Distributor receiving the letter of intent, and (2) the historical cost of shares of other Funds you currently own acquired in exchange for Class A shares the Fund purchased during that period at a price including a front-end sales charge. You may combine purchases and exchanges by family members (limited to spouse and children, under the age of 21, living in the same household). You should retain any records necessary to substantiate historical costs because the Fund, the transfer agent and any financial intermediaries may not maintain this information. Shares acquired through reinvestment of dividends are not aggregated to achieve the stated investment goal.

LEGAL MATTERS

Certain legal matters regarding the validity of the shares offered hereby have been passed upon by Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH 43215.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BBD, LLP is the independent registered public accounting firm for the Fund and audits the Fund’s financial statements.  BBD, LLP is located at 1835 Market Street, 3rd Floor, Philadelphia, PA 19103.

ADDITIONAL INFORMATION

Reports to Shareholders

The Fund will send to its shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

Householding

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household.  Once implemented, a shareholder must call (877) 774-7724 to discontinue householding and request individual copies of these documents.  Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

Liability of Shareholders

Shareholders in the Fund will be shareholders of a Delaware statutory trust as provided under Delaware law. Under Delaware law and the Agreement and Declaration of Trust, an Investor will not be liable for the debts, obligations or liabilities of the Fund solely by reason of being a shareholder, except that the Investor may be obligated to repay any funds wrongfully distributed to the shareholder.

Duty of Care of the Board and the Adviser

The Agreement and Declaration of Trust provides that none of the Trustees, officers or the Adviser (including certain of the Adviser’s affiliates, among others) shall be liable to the Fund or any of the shareholders for any loss or damage occasioned by any act or omission in the performance of their respective services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The Agreement and Declaration of Trust also contains provisions for the indemnification, to the extent permitted by law, of the Trustees and officers by the Fund, but not by the shareholders individually, against any liability and expense to which any of them may be liable which arises in connection with the performance of their activities on behalf of the Fund. None of these persons will be personally liable to any shareholder for contributions by such shareholder to the capital of the Fund or by reason of any change in the U.S. federal or state income tax laws applicable to the Fund or its shareholders. The rights of indemnification and exculpation provided under the Agreement and Declaration of Trust do not provide for indemnification of a Trustee for any liability, including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

Amendment of the Agreement and Declaration of Trust

The Agreement and Declaration of Trust may be amended with the approval of (i) the Board, including a majority of the Independent Trustees, if required by the 1940 Act, or (ii) if required, the approval of the shareholders by such vote as is required by the 1940 Act.

Term, Dissolution and Liquidation

Unless dissolved as provided in the Agreement and Declaration of Trust, the Fund shall have perpetual existence.  The Fund may be dissolved at any time by vote of a majority of the shares of the Fund entitled to vote or by the Board of Trustees by written notice to the Shareholders. Upon dissolution of the Fund, the Trustees shall pay or make reasonable provision to pay all claims and obligations of the Fund, including all contingent, conditional or unmatured claims and obligations known to the Fund, and all claims and obligations which are known to the Fund but for which the identity of the claimant is unknown.  If there are sufficient assets held, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full.  If there are insufficient assets held with respect to the Fund, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor.  Any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to the Fund shall be distributed to the Shareholders of, ratably according to the number of Shares held by the several Shareholders on the record date for such dissolution distribution.

Other Information

The Prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (File Nos.: 333-231938; 811-23447). The complete Registration Statement may be obtained from the SEC at www.sec.gov.  See the cover page of this Prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.

PRIVACY NOTICE	May 2021

FACTS	WHAT DOES ALPHA ALTERNATIVE ASSETS FUND DO WITH YOUR PERSONAL INFORMATION?
Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
	Social Security number Assets Retirement Assets Transaction History Checking Account Information	Purchase History Account Balances Account Transactions Wire Transfer Instructions
When you are no longer our customer, we continue to share your information as described in this notice.
How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information, the information A3 Alternative Income Fund chooses to share and whether you can limit this sharing.

REASONS WE CAN SHARE YOUR PERSONAL INFORMATION	Does Alpha Alternative Assets Fund share?	Can you limit this sharing?
For our everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes — to offer our products and services to you	No	We do not share.
For joint marketing with other financial companies	No	We do not share.
For our affiliates’ everyday business purposes — information about your transactions and experiences	No	We do not share.
For our affiliates’ everyday business purposes — information about your creditworthiness	No	We do not share.
For nonaffiliates to market to you	No	We do not share.

QUESTIONS?	Call (877) 774-7724

WHO WE ARE
Who is providing this notice?	Alpha Alternative Assets Fund
WHAT WE DO
How does Alpha Alternative Assets Fund protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does Alpha Alternative Assets Fund collect my personal information?

We collect your personal information, for example, when you:

●     open an account

●     provide account information

●     give us your contact information

●     make deposits or withdrawals from your account

●     make a wire transfer

●     tell us where to send money

●     tells us who receives the money

●     show your government-issued ID

●     show your driver’s license

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

■    sharing for affiliates’ everyday business purposes-information about your creditworthiness

■    affiliates from using your information to market to you

■    sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

DEFINITIONS
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ● Alpha Alternative Assets Fund does not share with our affiliates for marketing purposes.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ● Alpha Alternative Assets Fund does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ● Alpha Alternative Assets Fund doesn’t jointly market.

APPENDIX A: SAI TABLE OF CONTENTS

GENERAL INFORMATION AND HISTORY	2
ADDITIONAL INFORMATION ABOUT THE FUND’S INVESTMENT OBJECTIVE, POLICIES, INVESTMENT STRATEGIES AND RISKS	2
MANAGEMENT OF THE FUND	32
CODES OF ETHICS	38
PROXY VOTING POLICIES AND PROCEDURES	38
INVESTMENT ADVISORY AND OTHER SERVICES	38
CONFLICTS OF INTEREST	40
PORTFOLIO MANAGERS	42
QUARTERLY REPURCHASES OF SHARES	42
DISTRIBUTOR	47
ALLOCATION OF BROKERAGE	47
U.S. FEDERAL INCOME TAX MATTERS	48
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES	56
OTHER INFORMATION	56
FINANCIAL STATEMENTS	56
APPENDIX A	A-1

A-1

PROSPECTUS

ALPHA ALTERNATIVE ASSETS FUND

Shares of Beneficial Interest (AAACX and AACAX)

January 31, 2023, as amended September 8, 2023

Investment Adviser
Alpha Growth Management LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a Prospectus when acting on behalf of the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

1